                                                                  EXECUTION COPY




                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of November 26, 1996

                                      among

                           THE NAVIGATORS GROUP, INC.,

                                  as Borrower,

                                       and

                         BROWN BROTHERS HARRIMAN & CO.,

                                    NBD BANK,

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                   as Lenders,

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                 as Issuing Bank

                                       and

                         BROWN BROTHERS HARRIMAN & CO.,

                                    as Agent

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  DEFINITIONS, ACCOUNTING TERMS...................................  1
         Section 1.01.  Definitions.........................................  1
         Section 1.02.  Accounting Terms.................................... 22
         Section 1.03.  Computation of Time Periods......................... 22
         Section 1.04.  Rules of Construction............................... 22

ARTICLE II.  REVOLVING CREDIT LOANS......................................... 23
         Section 2.01.  Revolving Credit.................................... 23
         Section 2.02.  Notice and Manner of Borrowing...................... 23
         Section 2.03.  Non-Receipt of Funds by the Agent................... 24
         Section 2.04.  Interest............................................ 25
         Section 2.05.  Interest Periods; Conversions; Renewals............. 25
         Section 2.06.  Fees   ............................................. 26
         Section 2.07.  Revolving Credit Notes.............................. 27
         Section 2.08.  Prepayments......................................... 27
         Section 2.09.  Method of Payment................................... 27
         Section 2.10.  Use of Proceeds..................................... 28
         Section 2.11.  Minimum Amounts..................................... 28
         Section 2.12.  Additional Costs.................................... 29
         Section 2.13.  Limitation on Types of Loans........................ 30
         Section 2.14.  Illegality.......................................... 31
         Section 2.15.  Treatment of Affected Loans......................... 31
         Section 2.16.  Risk-Based Capital.................................. 31
         Section 2.17.  Certain Compensation................................ 32
         Section 2.18.  Capital Adequacy.................................... 32
         Section 2.19.  Taxes  ............................................. 33

ARTICLE III.  LETTERS OF CREDIT............................................. 34
         Section 3.01.  Letters of Credit................................... 34
         Section 3.02.  Reimbursement Obligation............................ 35
         Section 3.03.  Payment of Commissions, Expenses and
                               Interest..................................... 36
         Section 3.04.  Proper Drawing; the Issuing Bank's
                               Honoring..................................... 37
         Section 3.05.  Amendment, Change, Modification; No
                               Waiver....................................... 38
         Section 3.06.  U.C.P.; Agreements and Acknowledgements;
                               Indemnifications............................. 38
         Section 3.07.  Continuing Rights and Obligations................... 40
         Section 3.08.  Instructions; No Liability.......................... 40
         Section 3.09.  Amended Agreement................................... 41
                               ............................................. 41
         Section 3.10.  Letter of Credit Overdrafts......................... 41
         Section 3.11.  Obligation Absolute.  .............................. 41
         Section 3.12.  Change in Law....................................... 42
         Section 3.13.  Liability of the Issuing Bank....................... 43
         Section 3.14.  Termination of Obligations.......................... 43
         Section 3.15.  Notice of Request for Extension..................... 44

ARTICLE IV.  PARTICIPATIONS................................................. 44

         Section 4.01.  Participating Lenders' Pro Rata Shares.............. 44
         Section 4.02.  Sale and Purchase of Participations................. 44
         Section 4.03.  Participation in Fees and Collateral;
                               Relationship................................. 44
         Section 4.04.  Procedures.......................................... 45
         Section 4.05.  Collections and Remittances......................... 46
         Section 4.06.  Sharing of Setoffs and Collections.................. 47
         Section 4.07.  Indemnification; Costs and Expenses................. 47
         Section 4.08.  Administration; Standard of Care.................... 48
         Section 4.09.  Independent Investigation by the
                               Participating Lenders........................ 49
         Section 4.10.  Participating Lenders' Ownership of
                               Interests in the Participations.  ........... 50

ARTICLE V.  CONDITIONS PRECEDENT............................................ 50
         Section 5.01.  Conditions Precedent to the Effectiveness
                               of this Agreement and Initial Use of a
                               Credit Facility on and after the Second
                               Closing Date................................. 50
         Section 5.02.  Conditions Precedent to Each Use of a
                               Credit Facility after the Second Closing
                               Date......................................... 52
         Section 5.03.  Deemed Representation............................... 52

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES................................. 53
         Section 6.01.  Incorporation, Good Standing and Due
                               Qualification................................ 53
         Section 6.02.  Corporate Power and Authority; No
                               Conflicts.................................... 53
         Section 6.03.  Legally Enforceable Agreements...................... 53
         Section 6.04.  Litigation.......................................... 53
         Section 6.05.  Financial Statements................................ 54
         Section 6.06.  Statutory Financial Statements...................... 55
         Section 6.07.  Ownership and Liens................................. 56
         Section 6.08.  Taxes  ............................................. 56
         Section 6.09.  ERISA  ............................................. 57
         Section 6.10.  Operation of Business............................... 57
         Section 6.11.  Insurance Licenses.................................. 57
         Section 6.12.  No Default on Outstanding Judgments or
                               Orders....................................... 58
         Section 6.13.  No Defaults on Other Agreements..................... 58
         Section 6.14   Subsidiaries and Ownership of Stock................. 58
         Section 6.15.  Governmental Regulation............................. 59
         Section 6.16.  Partnerships........................................ 59
         Section 6.17.  Environmental Protection............................ 59
         Section 6.18.  Solvency............................................ 60
         Section 6.19.  Governmental Approvals.............................. 60
         Section 6.20.  Lines of Business................................... 60
         Section 6.21.  Reinsurance Practices............................... 60

ARTICLE VII.  AFFIRMATIVE COVENANTS......................................... 60
         Section 7.01.  Maintenance of Existence............................ 60

         Section 7.02.  Conduct of Business................................. 60
         Section 7.03.  Maintenance of Properties........................... 61
         Section 7.04.  Maintenance of Records.............................. 61
         Section 7.05.  Maintenance of Insurance............................ 61
         Section 7.06.  Compliance with Laws................................ 61
         Section 7.07.  Right of Inspection................................. 61
         Section 7.08.  Reporting Requirements.............................. 61
         Section 7.09.  Compliance With Environmental Laws.................. 68
         Section 7.10.  Borrower's Accounts................................. 69

ARTICLE VIII.  NEGATIVE COVENANTS........................................... 70
         Section 8.01.  Debt   ............................................. 70
         Section 8.02.  Guaranties.......................................... 70
         Section 8.03.  Liens  ............................................. 71
         Section 8.04.  Sale of Assets...................................... 72
         Section 8.05.  Transactions with Affiliates........................ 72
         Section 8.06.  Mergers............................................. 73
         Section 8.07.  Leases ............................................. 73
         Section 8.08.  Investments......................................... 73
         Section 8.09.  Fiscal Year......................................... 74
         Section 8.10.  Changes, Amendments or Modifications................ 74
         Section 8.11.  Changes in Business................................. 74
         Section 8.12.  Capital Expenditures................................ 74

ARTICLE IX.  FINANCIAL COVENANTS............................................ 75
         Section 9.01.  Minimum Consolidated Tangible Net Worth............. 75
         Section 9.02.  Navigators' and NIC's Statutory Surplus............. 75
         Section 9.03.  Fixed Charge Coverage Ratio......................... 75
         Section 9.04.  Minimum Liquidity of Borrower....................... 76
         Section 9.05.  Loss Reserves....................................... 76
         Section 9.06.  Minimum Consolidated Net Income..................... 76
         Section 9.07.  Risk Based Capital Ratio............................ 76

ARTICLE X.  EVENTS OF DEFAULT............................................... 77
         Section 10.01.  Events of Default.................................. 77
         Section 10.02.  Remedies........................................... 81

ARTICLE XI.  THE AGENT...................................................... 81
         Section 11.01.  Appointment, Powers and Immunities of the
                               Agent........................................ 81
         Section 11.02.  Reliance by the Agent.............................. 82
         Section 11.03.  Defaults........................................... 82
         Section 11.04.  Rights of the Agent as a Lender.................... 82
         Section 11.05.  Indemnification of the Agent....................... 83
         Section 11.06.  Non-Reliance on the Agent and the other
                               Lenders...................................... 83
         Section 11.07.  Failure of the Agent to Act........................ 84
         Section 11.08.  Resignation or Removal of the Agent................ 84
         Section 11.09.  Amendments Concerning Agency Function.............. 84
         Section 11.10.  Liability of the Agent............................. 85
         Section 11.11.  Transfer of Agency Function........................ 85

ARTICLE XII.  MISCELLANEOUS................................................. 85
         Section 12.01.  Amendments and Waivers............................. 85
         Section 12.02.  Usury ............................................. 85
         Section 12.03.  Expenses; Indemnification.......................... 85
         Section 12.04.  Assignment; Participation.......................... 86
         Section 12.05.  Notices............................................ 86
         Section 12.06.  Setoff............................................. 87
         Section 12.07.  Jurisdiction; Immunities........................... 87
         Section 12.08.  Governing Law...................................... 88
         Section 12.09.  Counterparts....................................... 88
         Section 12.10.  Exhibits and Schedules............................. 88
         Section 12.11.  Table of Contents; Headings........................ 88
         Section 12.12.  Severability....................................... 88
         Section 12.13.  Integration........................................ 89

EXHIBITS

Exhibit 1.01A                  Counter Indemnity Agreement
Exhibit 1.01B                  Form of Request for Letter of Credit
Exhibit 2.07                   Form of Revolving Credit Note


SCHEDULES

Schedule 1.01A                 Investment Guidelines
Schedule 1.01B                 Navigators' Accepted Credit List
Schedule 1.01C                 Tier-1 Reinsurer
Schedule 1.01D                 Tier-2 Reinsurer
Schedule 6.11                  Insurance Licenses
Schedule 6.14                  Subsidiaries and Ownership of Stock
Schedule 6.16                  Partnerships
Schedule 6.20                  Lines of Business

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 26, 1996 among THE NAVIGATORS GROUP, INC. (the "Borrower"), BROWN BROTHERS HARRIMAN & CO., ("BBH&Co."), NBD BANK ("NBD"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), (each of BBH&Co., NBD and First Union a "Lender" and, collectively, the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as issuer of Letters of Credit (as defined below) ("Issuing Bank"), and BROWN BROTHERS HARRIMAN & CO., as agent for the Lenders and the Issuing Bank (in such capacity, together with its successors in such capacity, the "Agent"), amending and restating the Credit Agreement dated as of August 5, 1994 among the Borrower, the Lenders, and the Agent, as amended by a letter dated September 23, 1994, as further amended by an Amendment to Credit Agreement and Pledge Agreement dated as of January 1, 1995, and as further amended by a Third Amendment and Waiver to Credit Agreement dated as of September 30, 1995, as further amended by a letter dated June 24, 1996, and as further amended by a Fourth Amendment and Waiver dated as of September 30, 1996.

                             PRELIMINARY STATEMENTS

                  1. References. Reference is made to the Credit Agreement dated as of August 5, 1994 among the Borrower, the Lenders, and the Agent, as amended by a letter dated September 23, 1994, as further amended by an Amendment to Credit Agreement and Pledge Agreement dated as of January 1, 1995, as further amended by a Third Amendment and Waiver to Credit Agreement dated as of September 30, 1995, as further amended by a letter dated June 24, 1996, and as further amended by a Fourth Amendment and Waiver to Credit Agreement dated as of September 30, 1996 (as amended, the "1994 Credit Agreement").

                  2. Amendment and Restatement. To the extent this Amended and Restated Credit Agreement amends the 1994 Credit Agreement, the 1994 Credit Agreement is amended, and to the extent this Amended and Restated Credit Agreement restates the 1994 Credit Agreement, the 1994 Credit Agreement is restated.

                  The parties hereto agree as follows:


              ARTICLE I. DEFINITIONS, ACCOUNTING TERMS AND RULES OF
                                  CONSTRUCTION

                  Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Additional Costs" has the meaning specified in
Section 2.12.

                  "Affected Loans" has the meaning specified in Section
2.15.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person; provided, that, for the avoidance of doubt, as to the Borrower the term "Affiliate" shall specifically include Somerset Bermuda Ltd., a Bermuda corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means BBH&Co., when acting in its capacity as the agent under any of the Loan Documents, and any successor thereto.

                  "Agency Fee" has the meaning specified in Section
2.06.

                  "Agent's Office" means the Agent's address as set forth on the signature page of this Agreement, or such other address as the Agent may designate by written notice to the Borrower, the Lenders and the Issuing Bank.

                  "Agreement" means this Amended and Restated Credit
Agreement.

                  "A.M. Best" means A.M. Best Company, Inc.

                  "Amendment Fee" has the meaning specified in Section
2.06.

                  "Annual Statement" means the annual financial statement of an Insurance Subsidiary as required to be filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

                  "Applicable Insurance Regulatory Authority" means, when used with respect to any Regulated Company, the insurance department or similar administrative authority or agency located in (1) each state in which such Regulated Company is domiciled and (2) to the extent asserting regulatory jurisdiction over such Regulated Company, the insurance department, authority or agency in each state in which such Regulated Company is licensed, eligible as an excess or surplus line insurer or accredited as a reinsurer and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Company.

                  "Applicable Lending Office" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated as such for such type of Loan on its signature page hereof, or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loan of such type are to be made and maintained.

                  "Applicable Margin" means: with respect to a LIBOR Loan, (1) from the First Closing Date to and including May 31, 1996, two percent (2.00%), and (2) from June 1, 1996 to and including the Revolving Credit Termination Date, one percent (1.00%).

                  "Approved Reinsurer" means a Tier-1 Reinsurer, a Tier-2 Reinsurer or a Tier-3 Reinsurer.

                  "Authorized Person" means any officer or employee, or combination thereof of the Borrower as authorized pursuant to the terms and conditions of the corporate certificate provided to the Issuing Bank by the Borrower for such purpose from time to time.

                  "Base Rate" means that rate of interest from time to time announced by BBH&Co. at its Head Office as its base commercial lending rate.

                  "Base Rate Loan" means all or any portion of a Loan when and to the extent the interest rate therefor is determined by reference to the Base Rate.

                  "BBH&Co." means Brown Brothers Harriman & Co., New
York.

                  "BBH&Co. Letter of Credit" has the meaning specified in Section 3.01.

                  "Benchmark Statement" means, as of any date, with respect to any Insurance Subsidiary, an annual financial statement of such Insurance Subsidiary as would be prepared as of such date utilizing the identical format utilized by such Insurance Subsidiary in preparing its 1995 Annual Statement filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile (or, if such Insurance Subsidiary did not prepare an Annual Statement in 1995, that format utilized by Navigators in preparing Navigators' 1995 Annual Statement), with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such 1995 Annual Statement, provided, however, if the format is changed for the Annual Statement filed with the insurance commission

(or similar authority) and such change results in a change to the page, line item or column from that used in the 1995 Annual Statement then changes in page, line item or column, as the case may be, will be made in this Agreement to ensure that the same substantive items continue to be measured under this Agreement.

                  "Board of Governors" means the Board of Governors of the Federal Reserve System.

                  "Borrower Depreciation" means, for any period, depreciation and amortization of Borrower alone, all as determined in accordance with GAAP.

                  "Borrower Earnings Before Depreciation" means, for any period, Borrower Net Income plus Borrower Depreciation.

                  "Borrower Expense" means, for any period, total operating expenses of Borrower alone, all as determined in accordance with GAAP.

                  "Borrower Liquid Assets" means, as of any date, the sum of (1) each of the following owned by the Borrower free and clear of any Lien: (a) cash, whether on hand or on deposit in a bank listed in the most recent Navigator's Accepted Credit List, plus (b) the Fair Market Value of all open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the Borrower, which commercial paper is rated "P-1" or better by Moody's and "A-1" or better by S&P plus (c) the Fair Market Value of all negotiable certificates of deposit issued by any financial institution (or any Subsidiary thereof) listed in the most recent Navigators' Accepted Credit List and maturing within 180 days from the date of acquisition thereof, (d) the Fair Market Value of all bankers' acceptances created by any financial institution (or any Subsidiary thereof) listed in the most recent Navigators' Accepted Credit List, plus (2) the amount of Navigators' Allowable Dividends as of such date.

                  "Borrower Net Income" means, for any period, net income of the Borrower alone, all as determined in accordance with GAAP.

                  "Borrower Pledge Agreement" means the Pledge Agreement dated as of August 5, 1994, delivered by the Borrower on the First Closing Date, as amended by the Amendment to Credit Agreement and Pledge Agreement dated as of January 1, 1995.

                  "Borrower Pledge Agreement (Navigators)" means the Pledge Agreement (Navigators) dated as of August 5, 1994.

                  "Borrowing Notice" means a notice given pursuant to, and in accordance with, Section 2.02.

                  "Broken Funding Fee" means, with respect to a LIBOR Loan either not borrowed or prepaid in whole or in part, an amount equal to the present value (as of the date of such failure to borrow or prepayment and based upon an interest rate equal to the rate under item (2) of this definition) of the difference (which may not be a negative number) between (1) the amount of interest which otherwise would have accrued on the principal amount of the LIBOR Loan not borrowed or so prepaid over the period equal to the remaining portion of the applicable Interest Period and (2) the amount of interest that the Lender would earn if such principal amount were reinvested for all of or such remaining portion, as the case may be, of the applicable Interest Period in Dollar deposits in the London interbank market in an amount equal to the unborrowed or the prepaid, as the case may be, principal amount and with a maturity approximately equal to all or such remaining portion, as the case may be, of the applicable Interest Period.

                  "Business Day" means: (1) any day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York; and (2) if the applicable day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to any LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

                  "Capital Expenditures" means the Dollar amount of gross expenditures (including the principal portion of payments under Capital Leases) made for real property, fixed assets, property, plant and equipment, and all renewals, improvements and replacements thereto (including, but not limited to, maintenance and repairs thereof which should be capitalized in accordance with
GAAP) incurred or paid by the Borrower or any of its Subsidiaries.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Cash Collateral" means (1) a deposit by the Borrower, made in immediately available funds, to a savings, checking or time deposit account at Agent or (2) the purchase by the Borrower of a certificate of deposit issued by Agent and the execution of all documents and the taking of all steps required to give Agent a perfected security interest in such deposit or certificate of deposit or (3) the purchase by the Borrower of open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the Borrower, which commercial paper is rated "P-1" or better by Moody's and "A-1" or better by S&P, or (4) the purchase by the Borrower of direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States government with maturities of one (1) year or less from the date of acquisition, and, in each case, the execution of all documents and the taking of all steps required to give Agent a perfected security interest in such commercial paper or such direct obligations, as the case may be.

                  "Code" means the Internal Revenue Code of 1986, including any rules and regulations promulgated thereunder.

                  "Collateral" means any and all of the securities pledged pursuant to the Borrower Pledge Agreement and the Borrower Pledge Agreement (Navigators).

                  "Commitment" means, collectively, the Revolving Credit Commitment and the Letter of Credit Commitment.

                  "Commitment Fee" has the meaning specified in Section 2.06.

                  "Consolidated Current Portion of Long Term Debt" means, as of any date, the sum of (1) the portion of Consolidated Long Term Debt required to be paid within one (1) year of such date, plus (2) the aggregate principal amount of all Revolving Credit Loans that will be required to be prepaid within one (1) year of such date so that the aggregate principal amount of all outstanding Revolving Credit Loans does not exceed the then effective Revolving Credit Commitment.

                  "Consolidated Long Term Debt" means, as of any date, the long term debt of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP plus (without duplication) the aggregate unpaid principal amount of all Revolving Credit Loans.

                  "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Net Investment Income" means, for any period, net investment income of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Subsidiaries" means all Subsidiaries of the Borrower that should be included in the Borrower's consolidated financial statements, all as determined in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means the excess of (1) Consolidated Total Tangible Assets, over (2) Consolidated Total Liabilities.

                  "Consolidated Total Assets" means the total assets of Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Total Intangible Assets" means, at any time, all intangible assets of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, including, but not limited to, goodwill, patents, trademarks, tradenames, copyrights and franchises, all as determined in accordance with GAAP.

                  "Consolidated Total Liabilities" means total liabilities of Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Total Operating Expenses" means, for any period, total operating expenses of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Total Revenues" means, for any period, the total revenues of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

                  "Consolidated Total Tangible Assets" means, at any time, Consolidated Total Assets minus Consolidated Total Intangible Assets.

                  "Consolidated Underwriting Losses" means, for any period, the total of each of the following for such period (1) Consolidated Total Revenues, minus (2) Consolidated Net Investment Income, minus (3) Consolidated Total Operating Expenses, provided, however, in no event will such total exceed zero Dollars ($0).

                  "Counter Indemnity Agreement" means a Counter Indemnity Agreement substantially in the form of Exhibit 1.01A, to be delivered by the Borrower under the terms of this Agreement.

                  "Credit Facilities" means the Revolving Credit Loans and the Letters of Credit, or both, all as the context may require.

                  "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under or related to letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities of any Person; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; (8) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition; and (9) all forward foreign exchange contracts.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to an amount of any Loan not paid when due, a rate per annum equal to: (1) if such Loan is a Base Rate Loan, a variable rate one and one-half percent (1.5%) above the rate of interest then in effect thereon; and (2) if such Loan is a LIBOR Loan, a fixed rate one and one-half percent (1.5%) above the rate of interest in effect thereon (including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate one and one-half percent (1.5%) above the rate of interest for a Base Rate Loan.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

                  "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Notice" means any complaint, order, citation, letter, inquiry, notice or other written communica tion from any Person (1) affecting or relating to the Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by the Borrower, (2) relating to the occurrence or presence (as defined below) of or exposure to or possible or threatened or alleged occurrence or presence (as defined below) of or exposure to Environmental Discharges or Hazardous Materials at any of the Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any entity required to be aggregated with the Borrower under Section 414(b), (c), (m), or (o) of the Code.

                  "Event of Default" has the meaning specified in Section 10.01.

                  "Existing Lines of Business" has the meaning set forth in
Section 6.20.

                  "Existing Revolving Credit Loans" means, as of the Second Closing Date, all Revolving Credit Loans outstanding under and as defined in the 1994 Credit Agreement.

                  "Existing Term Loan" means, as of the Second Closing Date, the Term Loan outstanding under and as defined in the 1994 Credit Agreement.

                  "Fair Market Value" means with respect to any security the price at which such security in the same or similar amount and with the same or similar terms is then trading in the applicable markets for such security.

                  "Federal Funds Rate" means, for any day, the rate per annum (calculated on the basis of the actual number of days elapsed in a year of 360 days) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such day on such transactions received by the Lenders from three (3) federal funds brokers of recognized standing selected by the Agent.

                  "First Closing Date" means August 5, 1994.

                  "First Union" means First Union National Bank of North
Carolina.

                  "Fiscal Quarter" means each period from one Quarterly Date to the next Quarterly Date.

                  "Fiscal Year" means each period from January 1 to December 31.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.05.

                  "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith by approp riate proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Change.

                  "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any nation or govern ment, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Gross Premiums Written" means, for any period, the sum of (1) the aggregate amount of premiums written by the Insurance Subsidiaries during such period, all as determined in accordance with GAAP plus (2) two times the aggregate face amount (measured in Dollars) of all Letters of Credit outstanding as of the last day of such period.

                  "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or sub stances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, inclu ding asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

                  "Head Office" means the then principal office of BBH&Co., which is currently located at 59 Wall Street, New York, New York, 10005.

                  "Independent Actuary" means the independent actuarial firm performing the actuarial review of the Annual Statement of each Insurance Subsidiary.

                  "Instructions" means oral or written instructions or instructions transmitted by teleprocess given on behalf of the Borrower by one or more Authorized Persons.

                  "Instrument" means with respect to any Letter of Credit any draft, receipt, acceptance, teletransmission, including, but not limited to, telex or cable, or other written demand for payment under such Letter of Credit.

                  "Insurance Business" means the business of selling, issuing or underwriting insurance or reinsurance, as an insurer, reinsurer, agent, broker, manager or intermediary.

                  "Insurance Subsidiary" means each of Navigators, NIC and any other Subsidiary of the Borrower which engages in, or is authorized to engage in, the Insurance Business as an insurer or reinsurer.

                  "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending, as the Borrower may select pursuant to Section 2.05, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter; provided, that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate calendar month.

                  "Investment Grade" means, with respect to any debt securities,
(1) a rating of Baa3 (or its equivalent) or better by Moody's, if rated by Moody's, and (2) a rating of BBB- (or its equivalent) or better by S&P, if rated by S&P.

                  "Investment Guidelines" means the guidelines for investments by Insurance Subsidiaries set forth on Schedule 1.01A, as such Schedule may be amended (in writing) with the consent of the Required Lenders.

                  "Issuing Bank" means The First National Bank of
Chicago.

                  "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree, judgment or circular letter.

                  "Lender" or "Lenders" has the meaning specified in the preamble to this Agreement.

                  "Lender Parties" means the Agent, the Issuing Bank, and each of the Lenders.

                  "Letter of Credit" has the meaning specified in
Section 3.01.

                  "Letter of Credit Commitment" has the meaning specified in Section 3.01.

                  "Letter of Credit Fee" has the meaning specified in
Section 3.03.

                  "Letter of Credit Obligations" means at any time an amount equal to the sum of: (1) the aggregate unused face amount of all outstanding Letters of Credit, plus (2) the aggregate amount of all unreimbursed obligations on Letters of Credit, plus (3) the aggregate amount of all overdrafts created to satisfy any of the foregoing obligations.

                  "Letter of Credit Termination Date" means January 2,
1998.

                  "LIBOR Base Rate" means, with respect to any LIBOR Loan for any Interest Period therefor, a rate per annum equal to the London interbank offered rate for Dollar deposits, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be maintained by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits) as of 11:00 a.m. New York time on the day that is two (2) Business Days prior to the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period.

                  "LIBOR Interest Rate" means for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the quotient of (1) the LIBOR Base Rate for such Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such Interest Period.

                  "LIBOR Loan" means all or any portion of the Revolving Credit Loan when and to the extent the interest rate therefor is determined by reference to the LIBOR Interest Rate.

                  "LIBOR Reserve Requirement" means, for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under

Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($l,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined or (2) any category of extensions of credit or other assets which include LIBOR Loans.

                  "Licenses" has the meaning specified in Section 6.11.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrange ment, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrange ment, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substan tially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commer cial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

                  "Loan Document(s)" means this Agreement, the Notes, the Letters of Credit, the Borrower Pledge Agreement, the Borrower Pledge Agreement (Navigators), and the Counter Indemnity Agreement.

                  "Loss Reserves" means, at any date, with respect to any Insurance Subsidiary, the sum of the following items: (1) losses, including incurred but unreported losses (the total amount as shown on line 1, page 3, column 1 of a Benchmark Statement for such Insurance Subsidiary) plus (ii) loss adjustment expenses (the total amount as shown on line 2, page 3, column 1 of a Benchmark Statement of such Insurance Subsidiary), all as determined in accordance with SAP.

                  "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), or property of any of (a) the Borrower or (b) the Insurance Subsidiaries taken as a whole or (c) the Subsidiaries of the Borrower (other than the Insurance Subsidiaries) taken as a whole, or (2) any event or occurrence of whatever nature which could have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

                  "Maximum Potential Loss" means the maximum possible reduction of the consolidated surplus as regards policyholders of the Insurance Subsidiaries (without regard to any

Reinsurance Agreement or any Retrocession Agreement under which any such Insurance Subsidiary is a cedent) which could result from any event or occurrence, as reasonably estimated by the management of the Borrower.

                  "Monthly Date(s)" means the first Business Day of each month occurring on or after the First Closing Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a Plan defined as such in
Section 3(37) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners or any successor organization thereto.

                  "NAIC Tests" means the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

                  "Navigators" means Navigators Insurance Company, a New York corporation and a wholly-owned Subsidiary of the Borrower.

                  "Navigators' Accepted Credit List" means the list attached hereto as Schedule 1.01B, as such list may be amended (in writing) from time to time with the approval of the Required Lenders.

                  "Navigators' Allowable Dividends" means, for any period, the maximum amount of dividends that can be paid by Navigators to its shareholder without obtaining the approval of any Applicable Insurance Regulatory Authority.

                  "NBD" means NBD Bank.

                  "NCUL" means Navigators Corporate Underwriters Limited, and such entity will be in the business of underwriting at Lloyd's of London as a corporate name with limited liability.

                  "Net Tax Payments" means, for any period, the total of (1) the aggregate amount of all funds received by the Borrower from any of its Subsidiaries during such period where such funds are to be used by the Borrower to pay taxes of the Borrower or any of its Subsidiaries, less (2) the aggregate amount of all tax payments made by the Borrower to any Governmental Authority during such period.

                  "NIC" means NIC Insurance Company, a New York corporation and a direct wholly-owned Subsidiary of Navigators.

                  "Obligations" means (1) each and every obligation, covenant and agreement of the Borrower now or hereafter existing contained in this Agreement and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of the Borrower to the Agent and any Lender or the Issuing Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, the Letter of Credit, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith,
(2) all sums advanced in accordance with either the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators) by or on behalf of the Agent or any Lender or the Issuing Bank to protect any of the Collateral purported to be covered thereby, (3) any amounts paid by the Agent or any Lender or the Issuing Bank as to which the Agent or such Lender or the Issuing Bank has the right to reimbursement from the Borrower, and (4) any amounts paid by the Agent or any Lender or the Issuing Bank in preservation of any of the Agent's or Lenders' or Issuing Bank's rights or interest in the Collateral or Cash Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at a rate per annum equal at all times to the Default Rate on Base Rate Loans; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of the Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

                  "Parent" means, with respect to any Lender, any Person controlling such Lender.

                  "Participating Lenders" means each Lender.

                  "Participation" has the meaning specified in Section
4.01.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Investments" means (1) direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States government with maturities of one (1) year or less from the date of acquisition, (2) all open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the

Borrower, which commercial paper is rated "P-1" or better by Moody's and "A-1" or better by S&P, (3) time deposits or all negotiable certificates of deposit issued by any financial institution (or any Subsidiary thereof) listed in the most recent Navigators' Accepted Credit List and maturing within one hundred eighty (180) days from the date of acquisition thereof, (4) all bankers' acceptances created by any financial institution (or any Subsidiary thereof) listed in the most recent Navigators' Accepted Credit List, and (5) all cash management or other money market accounts provided by BBH&Co., First Union and NBD.

                  "Permitted Reinsurance Percentage" means (1) with respect to a Tier-1 Reinsurer, fifty percent (50%); (2) with respect to a Tier-2 Reinsurer, fifteen percent (15%); and (3) with respect to a Tier-3 Reinsurer, five percent (5%).

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

                  "Pounds" and the sign "(pound)" mean lawful money of the United Kingdom.

                  "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                  "Principal Office" means the principal office of the Issuing Bank, presently located at Suite 0236, Chicago, Illinois 60670.

                  "Projected Dividends" means as of the date of determination four (4) times the aggregate amount of all dividends paid by the Borrower in the most recent fiscal quarter in which dividends were paid by Borrower.

                  "Pro Rata Share" means (1) with respect to each Lender's share of the Revolving Credit Commitment and such Lender's share of each of the Commitment Fees and the Revolving Credit Amendment Fee, a fraction, the numerator of which is such Lender's portion of the Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitment, and (2) with respect to each payment to a Lender on the Revolving Credit Loans, a fraction, the numerator of which is the outstanding principal amount of all such Revolving Credit Loans owed to such Lender, and the denominator of which is the outstanding principal amount of all such Revolving Credit Loans owed to all Lenders.

                  The amount of each Lender's portion of the Revolving Credit Commitment and its Pro Rata Share of the Revolving Credit Commitment as of the Second Closing Date is as follows:


               Lender                   Commitment             Pro Rata Share
----------------------------- ----------------------------  ------------------------
              BBH&Co.                   $ 3,333,334.00            16.666667%
                NBD                     $10,000,000.00            50.000000%
            First Union                 $ 6,666,666.00            33.333333%
                                         -------------             ----------
          Total Revolving
         Credit Commitment              $20,000,000.00              100%

                  "Prohibited Transaction" means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

                  "Quarterly Date(s)" means the last Business Day of each March, June, September and December occurring on or after the Closing Date.

                  "Quarterly Period" means the period from the day after any Quarterly Date to the immediately following Quarterly Date.

                  "RBC Model Act" has the meaning specified in Section
9.07.

                  "Readily Marketable Securities" means any security which can be sold without restriction or limitation in a recognized market for the sale of such security.

                  "Regulated Company" means any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized, licensed, admitted or declared eligible to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction.

                  "Regulatory Change" means, with respect to any Lender, any change after the First Closing Date in United States Federal law, state law or foreign law or regulations (including, without limitation, Regulation D, G, T, U, or X of the Board of Governors) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any United

States Federal law, state law or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reinsurance Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                  "Reinsurance Plan" means the reinsurance plan of Navigators and NIC provided to the Lenders on or prior to the First Closing Date pursuant to Section 5.01(g), together with all changes to such plan of which the Agent and the Lenders receive notice pursuant to Section 7.08(16).

                  "Replacement Letter of Credit" has the meaning specified in
Section 3.01.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or in the regulations thereunder.

                  "Request for Letter of Credit" means a form of Request for a Letter of Credit substantially in the form of Exhibit 1.01B, to be delivered by the Borrower to the Issuing Bank in accordance with the terms of this Agreement.

                  "Required Lenders" means all the Lenders, except with regard to Section 10.02 "Remedies" where it means at least two (2) Lenders.

                  "Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                  "Revolving Credit Amendment Fee" has the meaning specified in
Section 2.06.

                  "Revolving Credit Commitment" means for each period specified below the amount specified for such period:

================================================================================
        Period                                                 Amount
--------------------------------------------------------------------------------
From the Second Closing                                              $20,000,000
Date to and including
December 31, 1996
--------------------------------------------------------------------------------
From January 1, 1997 to and                                          $19,500,000
including March 31, 1997
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
From April 1, 1997 to and                                            $19,000,000
including June 30, 1997
--------------------------------------------------------------------------------
From July 1, 1997 to and                                             $18,500,000
including September 30,
1997
--------------------------------------------------------------------------------
From October 1, 1997 to and                                          $18,000,000
including December 31, 1997
--------------------------------------------------------------------------------
From January 1, 1998 to and                                          $17,500,000
including March 31, 1998
--------------------------------------------------------------------------------
From April 1, 1998 to and                                            $17,000,000
including June 30, 1998
--------------------------------------------------------------------------------
From July 1, 1998 to and                                             $16,500,000
including September 30,
1998
--------------------------------------------------------------------------------
From October 1, 1998 to and                                          $16,000,000
including December 31, 1998
--------------------------------------------------------------------------------
From January 1, 1999 to and                                          $15,500,000
including March 31, 1999
--------------------------------------------------------------------------------
From April 1, 1999 to and                                            $15,000,000
including June 30, 1999
--------------------------------------------------------------------------------
From July 1, 1999 to and                                             $14,500,000
including September 30,
1999
--------------------------------------------------------------------------------
From October 1, 1999 to and                                          $13,000,000
including December 31, 1999
--------------------------------------------------------------------------------
From January 1, 2000 to and                                          $11,000,000
including March 31, 2000
--------------------------------------------------------------------------------
From April 1, 2000 to and                                            $ 9,000,000
including June 30, 2000
--------------------------------------------------------------------------------
From July 1, 2000 to and                                             $ 7,000,000
including September 30,
2000
--------------------------------------------------------------------------------
From October 1, 2000 to and                                          $ 5,000,000
including December 31, 2000
--------------------------------------------------------------------------------
From January 1, 2001 to and                                          $ 4,250,000
including March 31, 2001
--------------------------------------------------------------------------------
From April 1, 2001 to and                                            $ 3,500,000
including June 30, 2001
--------------------------------------------------------------------------------
From July 1, 2001 to and                                             $ 2,750,000
including September 30,
2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
From October 1, 2001 to and                                          $ 2,000,000
including December 31, 2002
================================================================================

                  "Revolving Credit Loan(s)" has the meaning specified in Section 2.01.

                  "Revolving Credit Note(s)" has the meaning specified in Section 2.07.

                  "Revolving Credit Termination Date" means December
31, 2002.

                  "SAP" means with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Insurance Subsidiary is domiciled.

                  "S&P" means Standard & Poor's Rating Group.

                  "Second Closing Date" means November 26, 1996.

                  "Secured Parties" means the Agent and each of the Lenders.

                  "Semi-Annual Date" means each June 30 and
December 31.

                  "Share" has the meaning specified in Section 4.01.

                  "Solvent" means, when used with respect to any Person, that
(1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Somerset Companies" means, collectively, Somerset Marine, Inc., a New York corporation; Somerset of Georgia, Inc., a Georgia corporation; Somerset Insurance Services of California, Inc., a California corporation; Somerset Insurance Services of Texas, Inc., a Texas corporation; Somerset Insurance Services of Washington, Inc., a Washington corporation; Somerset Property, Inc., a New York corporation; Somerset Re Management, Inc., a Delaware corporation; Navigators Management Corporation, a New York corporation; Somerset Asia Pacific Pty. Ltd., an Australian corporation; and in the event any or all of the foregoing corporations merge into each other in accordance with the terms of this Agreement the surviving corporation of such merger.

                  "Somerset Depreciation" means, for any period, depreciation and amortization of the Somerset Companies, on a combined basis, all as determined in accordance with GAAP.

                  "Somerset Earnings Before Depreciation" means, for any period, Somerset Net Income plus Somerset Depreciation.

                  "Somerset Net Income" means, for any period, net income of the Somerset Companies, on a combined basis, all as determined in accordance with GAAP.

                  "Statutory Financial Statements" has the meaning specified in Section 6.06.

                  "Statutory Surplus" means, at any date, with respect to any Insurance Subsidiary, the surplus as regards policyholders of such Insurance Subsidiary (the total amount as would be shown on line 25, page 3, column 1 of a Benchmark Statement for such Insurance Subsidiary prepared as of such date), all as determined in accordance with SAP.

                  "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                  "Surplus Relief Reinsurance Transaction" shall mean any "financing-type" Retrocession Agreement or Reinsurance Agreement in which an Insurance Subsidiary cedes business, which Retrocession Agreement or Reinsurance Agreement does not involve significant transfer of risk, and is deemed not to qualify as reinsurance, under GAAP at the time such Agreement is entered into.

                  "Tier-1 Reinsurer" means each Person listed on Schedule 1.01C and having the word "YES" set forth opposite its name in the "Approved" column of such Schedule, as such Schedule may be amended (in writing) from time to time with the consent of the Required Lenders.

                  "Tier-2 Reinsurer" means each Person (1) listed on Schedule 1.01D and having the word "YES" set forth opposite its name in the "Approved" column of such Schedule, as such Schedule may be amended (in writing) from time to time with the consent of the Required Lenders, and (2) rated "A-" or higher by A.M. Best, if rated by A.M. Best or, if not rated by A.M. Best, which passes a minimum of five (5) of the Insurance Services Institute tests.

                  "Tier-3 Reinsurer" means each Person rated "A-" or higher by A.M. Best, if rated by A.M. Best or, if not rated by A.M. Best, which passes a minimum of five (5) of the Insurance Services Institute tests.

                  "Uniform Customs and Practices" means, with regard to the Letter of Credit, the Uniform Customs and Practices for Documentary Letters or Credit (1993 Revisions), International Chamber of Commerce Publication No. 500, and any subsequent revision thereof adhered to by the Issuing Bank.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, except as otherwise specifically provided herein.

                  References in the Annual Statements to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1995 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1995 Annual Statement of Navigators.

                  Section 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

                  Section 1.04. Rules of Construction. When used in this
Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; and (4) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.


                       ARTICLE II. REVOLVING CREDIT LOANS

                  Section 2.01. Revolving Credit. The Borrower and each Lender acknowledge that as of the opening of business on the Second Closing Date there are outstanding Existing Revolving Credit Loans in the amount of Two Million Dollars ($2,000,000) and Existing Term Loans in the amount of Fifteen Million Dollars ($15,000,000). The Borrower and the Lenders agree that on the Second Closing Date the Existing Revolving Credit Loan will continue as Revolving Credit Loans under this Agreement and the Existing Term Loans will be converted into Revolving Credit Loans under this Agreement.

                  Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make loans (the "Revolving Credit Loans") pro rata according to each such Lender's Pro Rata Share of the Revolving Credit Commitment, to the Borrower from time to time during the period from the Second Closing Date up to but not including the Revolving Credit Termination Date, provided that the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the then effective Revolving Credit Commitment. Each Revolving Credit Loan which shall not utilize the Revolving Credit Commitment in full shall be in the minimum amount set forth in Section
2.11. Within the limits of the Revolving Credit Commitment, the Borrower may borrow, make an optional prepayment pursuant to Section 2.08, and reborrow under this Section 2.01.

                  The failure of any Lender to make any requested Revolving Credit Loan to be made by it on the date specified for such Revolving Credit Loan shall not relieve any other Lender of its obligation (if any) to make its Pro Rata Share of such Revolving Credit Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make such Revolving Credit Loans to be made by such other Lender.

                  Section 2.02. Notice and Manner of Borrowing. The Borrower shall give the Agent at least three (3) Business Days' written or telegraphic or facsimile notice (effective upon receipt) of any Revolving Credit Loan to which the LIBOR Interest Rate applies. The Borrower shall give the Agent written or telegraphic or facsimile notice (effective upon receipt) of any Revolving Credit Loan to which the Base Rate applies by not later than 10:00 A.M. (New York time) one (1) Business Day before the date of such Loan. Each of the foregoing notices (a "Borrowing Notice") must specify: (1) the date and the amount of such Revolving Credit Loan; (2) either that the Revolving Credit Loan will bear interest at (a) the

Base Rate or (b) the LIBOR Interest Rate plus the Applicable Margin; and (3) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. The Agent will promptly notify each Lender of receipt by the Agent of a Borrowing Notice and of the contents thereof. Not later than 10:00 A.M. (New York time) on the date of a LIBOR Loan and 2:00 P.M. (New York time) on the date of a Base Rate Loan, each Lender will make available to the Agent at the Head Office in immediately available funds such Lender's Pro Rata Share of such Loan. After the Agent's receipt of such funds, not later than noon (New York time) on the date of a LIBOR Loan and 3:00 P.M. (New York time) on the date of a Base Rate Loan, and upon fulfillment of the applicable conditions set forth in Article V the Agent will make such Revolving Credit Loan available to Borrower in immediately available funds by crediting the amount thereof to Borrower's account with the Agent.

                  Section 2.03. Non-Receipt of Funds by the Agent. Unless the Agent shall have received notice from a Lender prior to the date on which such Lender is to provide funds to the Agent for a Revolving Credit Loan to be made by such Lender that such Lender will not make available to the Agent such funds, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Revolving Credit Loan and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made such funds available to the Agent, such Lender agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Loan for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with the interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Revolving Credit Loan.

                  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make any payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amounts are distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  Section 2.04. Interest. The Borrower shall pay interest to the Agent for the account of the Lenders on the outstanding and unpaid principal amount of the Revolving Credit Loan at a rate per annum as follows: (1) for a Base Rate Loan at a rate equal to the Base Rate; and (2) for a LIBOR Loan at a rate equal to the LIBOR Interest Rate plus the Applicable Margin. Any principal amount and any interest not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

                  The interest rate on each Base Rate Loan shall change when the Base Rate changes. Interest on each Revolving Credit Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

                  Accrued interest on each Base Rate Loan shall be due and payable on each Monthly Date in arrears. Accrued interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period for such Loan, and, in the case of an Interest Period greater than three (3) months, at three
(3) month intervals after the first day of such Interest Period. Interest accruing at the Default Rate shall be due and payable on demand.

                  LIBOR Loans shall be in minimum amounts of One Million Dollars ($1,000,000) and incremental multiples of Two Hundred Fifty Thousand Dollars ($250,000).

                  Section 2.05. Interest Periods; Conversions; Renewals. In the case of each LIBOR Loan, the Borrower shall select an Interest Period of any duration which is in accordance with the definition of "Interest Period" in
Section 1.01, subject to the following limitations; (1) no Interest Period may extend beyond the Revolving Credit Termination Date; (2) no Interest Period shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (3) if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day.

                  The Borrower may elect from time to time to convert all or a part of one type of Revolving Credit Loan into another type of Revolving Credit Loan or to renew all or part of a Revolving Credit Loan by giving the Agent notice at least one (1) Business Day before conversion into a Base Rate Loan, and at least three (3) Business Days before the conversion into or renewal of a LIBOR Loan, specifying (1) the renewal or conversion date;
(2) the amount of the Revolving Credit Loan to be converted or renewed; and (3) in the case of renewals of or a conversion into LIBOR Loans, the duration of the Interest Period applicable thereto; provided, that LIBOR Loans can be converted only on the last day of the Interest Period for such Loan. All notices given under this Section 2.05 shall be irrevocable and shall be given not later than 11:00 a.m., New York time, on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for the renewal of a LIBOR Loan prior to the end of the Interest Period with respect thereto, such LIBOR Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period for such Loan. The Borrower agrees that no more than five (5) Interest Periods can be in effect at any one time.

                  Section 2.06. Fees. The Borrower agrees to pay to the Agent for the account of the Lenders on the Second Closing Date all Commitment Fees (as defined in the 1994 Credit Agreement) accrued and unpaid as of the Second Closing Date. Upon receipt of such Commitment Fees the Agent will promptly thereafter cause to be distributed to the Lenders their respective Pro Rata Share of such Commitment Fees.

                  The Borrower agrees to pay to the Agent for the account of the Lenders a commitment fee on the average daily difference between (1) the sum of
(a) the Revolving Credit Commitment plus (b) the Letter of Credit Commitment and
(2) the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans plus (b) the aggregate undrawn face amount of all Letters of Credit, at the rate of fifteen hundredths of one percent (0.15%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on each Quarterly Date during the period from the Second Closing Date to the Revolving Credit Termination Date, commencing September 30, 1996, and ending on the Revolving Credit Termination Date (the "Commitment Fee"). Upon receipt of any such Commitment Fee the Agent will promptly thereafter cause to be distributed to the Lenders their respective Pro Rata Share of such Commitment Fee.

                  The Borrower agrees to pay to the Agent on the Second Closing Date for the account of the Lenders an amendment fee of One Hundred Twenty-Five Thousand Dollars ($125,000) (the "Revolving Credit Amendment Fee"). Upon receipt of such Amendment Fee the Agent will promptly thereafter cause to be distributed to the Lenders their respective Pro Rata Share of such Amendment Fee.

                  The Borrower agrees to pay to the Agent on or before the Second Closing Date and on each anniversary of the Second Closing Date until the payment in full of all Loans and the termination of all Commitments for the account of the Agent a non-refundable agency fee of Forty Thousand Dollars ($40,000) (the "Agency Fee").

                  Section 2.07. Revolving Credit Notes. All Revolving Credit Loans made by each Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single amended and restated promissory note of the Borrower for each Lender, each in substantially the form of Exhibit 2.07, duly completed, in the principal amount equal to such Lender's Pro Rata Share of the Revolving Credit Commitment, dated the Second Closing Date, payable to such Lender and maturing as to principal on the Revolving Credit Termination Date (the "Revolving Credit Notes"). Each Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Credit Note held by it the amount of each Revolving Credit Loan, and each payment of principal amount received by such Lender on account of the Revolving Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by such Lender; provided, however, that the failure to make such notation with respect to any Revolving Credit Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Credit Note held by such Lender. Each Lender agrees that, prior to any assignment of the Revolving Credit Note held by it, it will properly and completely endorse the schedule attached to such Revolving Credit Note.

                  Section 2.08. Prepayments. The Borrower may, upon at least one
(1) Business Day's notice to the Lenders in the case of Base Rate Loans, and at least three (3) Business Days' notice to each Lender in the case of LIBOR Loans, prepay the Revolving Credit Notes, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, that: (1) each partial prepayment shall be in a principal amount of not less than Five Hundred Thousand Dollars ($500,000); and (2) LIBOR Loans may be prepaid only on the last day of the Interest Period for such Loan, unless the Borrower pays the Lenders the Broken Funding Fee for such prepayment.

                  If at any time the aggregate principal amount of all outstanding Revolving Credit Loans exceeds the then effective Revolving Credit Commitment, then the Borrower shall immediately prepay the Revolving Credit Loans in the amount of such excess.

                  Section 2.09. Method of Payment. The Borrower shall make each payment under this Agreement and under the Revolving Credit Notes not later than 11:00 A.M. (New York time) on the date when due in Dollars to the Agent at the Agent's Office in immediately available funds. The Agent will promptly thereafter cause to be distributed to each Lender, to the extent of such payment received from the Borrower, (1) such Lender's Pro Rata Share of the payments of principal and interest in like funds, and (2) fees payable to such Lender in accordance with the terms of this Agreement.

                  The Borrower hereby authorizes the Agent, if and to the extent payment of the Revolving Credit Loans or interest thereon, or the Commitment Fee or any other amount due by the Borrower to the Agent or any Lender under this Agreement or under the Revolving Credit Notes or any other Loan Document, is not made when due under this Agreement or under the Revolving Credit Notes or any other Loan Document, to charge from time to time against any account it maintains with the Agent or any Lender any such amount so due to the Agent and/or the Lenders. The Agent will promptly thereafter cause to be distributed to each Lender, to the extent of such payment (1) such Lender's Pro Rata Share of the payments of principal and interest, and (2) fees payable to such Lender in accordance with the terms of this Agreement.

                  Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Revolving Credit Notes shall be stated to be due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fee, and other fees, as the case may be.

                  Section 2.10. Use of Proceeds. The proceeds of the Revolving Credit Loan shall be used by the Borrower for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G, T, U or X of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

                  Section 2.11. Minimum Amounts. The Revolving Credit Loans and each conversion shall, in the case of Base Rate Loans, be in an amount at least equal to One Hundred Thousand Dollars ($100,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) and in the case of LIBOR Loans, be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of Two Hundred Fifty Thousand Dollars ($250,000) (LIBOR Loans having different Interest Periods at the same time hereunder to be deemed separate Loans and

Conversions for purposes of the foregoing, one for each Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000) and integral multiples thereof of Two Hundred Fifty Thousand Dollars ($250,000) and, if any LIBOR Loan would otherwise be in a lesser principal amount for any period, such LIBOR Loan shall be a Base Rate Loan during such period.

                  Section 2.12. Additional Costs. The Borrower shall pay directly to each Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining any LIBOR Loan, or its obligation to convert any Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting, in each case, from any Regulatory Change which:

                  (i) subjects such Lender to any tax of any kind whatsoever with respect to, or changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Revolving Credit
         Note in respect of any of such LIBOR Loans (other than changes in the rate of taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                  (ii) (other than to the extent of the LIBOR Reserve Requirement, taken into account in determining the LIBOR Interest Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Loans, or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of the Lender; or

                  (a) imposes any other condition affecting this Agreement or the Revolving Credit Note (or any of such extensions of credit or liabilities).

                  Without limiting the effect of the provisions of the first paragraph of this Section 2.12, in the event that, by reason of any Regulatory Change, any Lender either (1) incurs

Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Lender which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make or continue, or to convert Base Rate Loans into LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.15 shall be applicable).

                  Without limiting the effect of the foregoing provisions of this Section 2.12 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of the Revolving Credit Loan (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

                  Determinations and allocations by such Lender for purposes of this Section 2.12 of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section 2.12 or of the effect of capital maintained pursuant to the third paragraph of this Section 2.12, on its costs or rate of return of maintaining the Revolving Credit Loan or on amounts receivable by it in respect of the Revolving Credit Loan, and the amounts required to compensate such Lender under this Section 2.12, shall be conclusive absent manifest error.

                  Section 2.13. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period the Required Lenders determine (which determination shall be conclusive) that (1) the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to the Lenders of making or maintaining such LIBOR Loans for such Interest

Period; or (2) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Loan as provided in this Agreement; then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans, convert Loans into LIBOR Loans, or continue LIBOR Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into Base Rate Loans.

                  Section 2.14. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder or convert Base Rate Loans into LIBOR Loans, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or continue LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section
2.15 shall be applicable); provided, however, that each Lender agrees to change its Applicable Lending Office if the illegality referred to in this Section 2.14 can be cured by such a change without disadvantage or detriment to such Lender (as determined in such Lender's sole discretion).

                  Section 2.15. Treatment of Affected Loans. If the obligations of any Lender to make or continue LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans are suspended pursuant to Section 2.12, 2.13 or 2.14 (LIBOR Loans so affected being herein called "Affected Loans") such Lender's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 2.12, 2.13 or 2.14, on such earlier date as such Lender may specify to the Borrower).

                  To the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans. All Loans which would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into LIBOR Loans, shall remain as Base Rate Loans.

                  Section 2.16. Risk-Based Capital. With respect to LIBOR Loans, in addition to the rights granted under any other provision of this Agreement, in the event that any Lender determines that (1) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or
(2) compliance by such Lender or any corporation controlling such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, and such Lender determines that such increase is based upon its obligations hereunder, and other similar obligations, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender to be the amount allocable to such Lender's obligations to the Borrower hereunder. Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.16 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                  Determinations by each Lender for purposes of this Section
2.16 of the effect of any increase in the amount of capital required to be maintained by such Lender and of the amount allocable to such Lender's obligations to the Borrower hereunder shall be conclusive, absent manifest error.

                  Section 2.17. Certain Compensation. The Borrower shall pay to the Agent for the account of the applicable Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

                  (1) any payment, prepayment, conversion or continuation of a LIBOR Loan made by such Lender on a date other than the last day of an Interest Period for such Loan whether by reason of acceleration or otherwise; or

                  (2) any failure by the Borrower for any reason to borrow, convert or continue a LIBOR Loan to be borrowed, converted or continued by such Lender on the date specified therefor in the relevant notice issued by the Borrower.

                  Without limiting the foregoing, such compensation shall include an amount equal to the Broken Funding Fee. A determination of any Lender as to the amounts payable pursuant to this Section 2.17 shall be conclusive absent manifest error.

                  Section 2.18. Capital Adequacy. Without duplication of the requirements of Section 2.12, if any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen
(15) days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. A certificate of any Lender claiming compensation under this Section 2.18, setting forth in reasonable detail the basis therefor, shall be conclusive in the absence of manifest error. The Borrower is only required to make payments under this Section 2.18 to the Lender that requires the payment of such additional amount or amounts.

                  Section 2.19. Taxes. (a) All payments made by the Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, any net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Lender, as the case may be, by the United States or any state, local or foreign taxing authority (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the other Loan Documents, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent or such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent or such Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and such Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any such failure.

                  (b) Each Lender represents to the Borrower and the Agent that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States or any state thereof, such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.


                         ARTICLE III. LETTERS OF CREDIT

                  Section 3.01. Letters of Credit. BBH&Co. has issued an irrevocable standby letter of credit dated December 14, 1993 for the benefit of Society of Lloyd's in the amount of Two Million Five Hundred Eighty-Five Thousand Pounds ((pound)2,585,000) (as amended, the "BBH&Co. Letter of Credit") for the account of the Borrower. Within sixty (60) days from the Second Closing Date, the Issuing Bank shall issue for the benefit of the Society of Lloyd's a replacement letter of credit for the BBH&Co. Letter of Credit (the "Replacement Letter of Credit").

                  In addition to the Replacement Letter of Credit, subject to the approval of all the Lenders as set forth below, the Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue standby letters of credit for the account of the Borrower to support NCUL's obligations with respect to specific syndicates at the Society of Lloyd's (all such letters of credit together with the Replacement Letter of Credit, the "Letters of Credit"), from time to time during the period from the Second Closing Date to the Letter of Credit Termination Date, provided that at the time of the issuance of such Letter of Credit the aggregate face amount of all outstanding Letter of Credit Obligations does not exceed at any time Thirty Million Dollars ($30,000,000) (the "Letter of Credit Commitment"). The Issuing Bank will not be required to issue a Letter of Credit with a maturity date more than five (5) years from the date of issuance of such Standby Letter of

Credit. In addition, the Issuing Bank will not issue a Letter of Credit unless all Lenders in their sole discretion approve the issuance of the proposed Letter of Credit to support such obligation to such syndicate. The Borrower agrees that after a Letter of Credit is issued to support an obligation to a specific syndicate the Borrower will not change the syndicate receiving the benefit of such Letter of Credit without the consent of all the Lenders.

                  Notwithstanding the foregoing, with the consent of all the Lenders the Letter of Credit Termination Date can be extended beyond January 2, 1998 and the maturity date of any Letter of Credit can be extended beyond December 31, 2002.

                  In addition to the requirements noted above, the Issuing Bank will not be required to issue a Letter of Credit unless the Borrower submits to the Issuing Bank a Request for Letter of Credit at least two (2) Business Days before the requested date to issue such Letter of Credit. Each Letter of Credit will be subject to the terms and provisions of this Agreement, including but not limited to those set forth in this Article III.

                  For purposes of determining usage and availability under this
Section 3.01 when a Letter of Credit is issued in Pounds, such Pounds will be converted to Dollars upon issuance, and at the end of each calendar quarter, and at any time thereafter as requested by the Agent or any Lender or the Issuing Bank and such determination shall be made by the Agent in its sole determination based upon the spot exchange rate between Dollars and Pounds as quoted by the Agent's foreign exchange desk as of such date of determination. Notwithstanding any other provisions of this Agreement, if at any time, after giving effect to the conversion of pounds into Dollars as set forth above, the aggregate face amount of all outstanding Letters of Credit is greater than Thirty Million Dollars ($30,000,000) ("Conversion Differential") then Borrower must prepay the Revolving Credit Loans to the extent required so that the difference between the then effective Revolving Credit Commitment and the aggregate principal amount of all outstanding Revolving Credit Loans is equal to or greater than the Conversion Differential and, in the event the Conversion Differential exceeds the then effective Revolving Credit Commitment, then the Borrower will provide Cash Collateral in the amount of such difference.

                  On December 31, 2001 the Borrower agrees to provide Cash Collateral to the Agent for the benefit of the Issuing Bank and the Lenders in an amount equal to Fifteen Million Dollars ($15,000,000).

                  Section 3.02. Reimbursement Obligation. The Borrower will pay the Issuing Bank, on demand at the Issuing

Bank's Principal Office, in immediately available funds, the amount required to reimburse the Issuing Bank in respect of the Issuing Bank's payment of each Instrument. Such reimbursement shall be made with interest from the date of the Issuing Bank's payment of such Instrument to the date which is two (2) Business Days after the date of such demand at the Base Rate, and thereafter at the Default Rate until the date of reimbursement. Such reimbursement shall be in Dollars at the Issuing Bank's selling rate for cable transfers to the place of payment of the Instrument current on the date of payment or of the Issuing Bank's settlement of its obligation, as the Issuing Bank may require or, at the Issuing Bank's election, in the currency in which the Issuing Bank was required to pay such Instrument. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, the Borrower will pay the Issuing Bank on demand an amount in Dollars equivalent to the Issuing Bank's actual cost of settlement of its obligation however or whenever the Issuing Bank shall make such settlement, with interest at the Base Rate for Base Rate Loans from the date of settlement to the date of payment. The Borrower will comply with all governmental exchange regulations now or hereafter applicable to each Letter of Credit or Instrument or payments related thereto and will pay the Issuing Bank, on demand, in Dollars, such amount as the Issuing Bank may be or may have been required to expend on account of such regulations. The Issuing Bank may debit or direct any other Lender to debit any account or accounts maintained by the Borrower with any office of the Issuing Bank or any other Lender or any of their respective Subsidiaries or Affiliates (now or in the future) and apply the proceeds to the payment of any and all amounts owed by the Borrower to the Issuing Bank hereunder, and such Lender, Subsidiary or Affiliate shall be authorized to act in accordance herewith and shall treat this authorization as irrevocable. If the due date for reimbursement by the Borrower pursuant to this Section 3.02 shall be extended by operation of Law or otherwise, interest shall continue to accrue and be payable at the applicable rate set forth in this Section 3.02.

                  Section 3.03. Payment of Commissions, Expenses and Interest. The Borrower will pay the Issuing Bank, on demand, the Issuing Bank's commission and all charges, costs, and expenses paid or incurred by the Issuing Bank in connection with any Letter of Credit, and interest where chargeable, including fees and charges of counsel and costs allocated by the Issuing Bank's internal legal department in connection with the preparation, performance, or enforcement of this Agreement or any Letter of Credit. Unless otherwise agreed:

                  (a) administrative fees payable hereunder shall be at the rate customarily charged by the Issuing Bank at the time in like circumstances;

                  (b) interest payable under this Article III on amounts not paid when due shall be at the lesser of (A) the maximum rate permissible under applicable law or (B) the Base Rate; and

                  (c) in addition to commissions, fees and amounts otherwise payable with respect to the issuance of a Letter of Credit, the Borrower shall pay to the Issuing Bank on demand such amounts as the Issuing Bank in its sole discretion determines are necessary to compensate it for any cost attributable to its issuing or having outstanding such Letter of Credit resulting from the application of any Law or regulation applicable to the Issuing Bank regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of the Issuing Bank whether existing at the time of issuance of the Letter of Credit or adopted thereafter; including, without limitation, to those related to or as a result of the sale of a Participation under Section 4.02 hereof. The Borrower acknowledges that there may be various methods of allocating costs to the Letter of Credit and agrees that the Issuing Bank's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon the Borrower.

                  The Borrower shall pay to the Agent for the account of the Issuing Bank on each Semi-Annual Date a fee in the amount of one-half of one percent (1/2%) of the aggregate undrawn face amount of all Letters of Credit as of such Semi-Annual Date, provided, however, upon the occurrence and during the continuance of a Default or Event of Default the fee specified in this sentence will be increased to an annual fee of two and one-half percent (2.5%) (the "Letter of Credit Fee"). The Agent will remit their respective portions of such Letter of Credit Fee to the Issuing Bank and each of the Lenders in accordance with the provisions of Section 4.03 "Participation in Fees and Collateral; Relationship".

                  Section 3.04. Proper Drawing; the Issuing Bank's Honoring. The Issuing Bank may accept or pay any Instrument presented to it on or before the expiration date set forth in a Letter of Credit. In addition:

                  (a) the Issuing Bank may honor the related Instrument(s) in an amount or amounts not exceeding the amount of such Letter of Credit, and

                  (b) the Issuing Bank may honor, as complying with the terms of such Letter of Credit, any Instrument or other document otherwise in order, signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such Instruments or other documents, regardless of any notice or information to the contrary.

                  Section 3.05. Amendment, Change, Modification; No Waiver. In the event of any amendment, change or modification relating to a Letter of Credit or any Instruments or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with such terms of the Letter of Credit, this Agreement shall be binding upon the Borrower with regard to such Letter of Credit as so amended, changed, or modified, and to any action taken by the Issuing Bank or any of its correspondents reacting thereto. No amendment, change, waiver or modification to which the Issuing Bank has consented shall be deemed to mean that the Issuing Bank will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of such Letter of Credit. The Issuing Bank shall not be deemed to have waived any of its rights hereunder, unless the Issuing Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

                  Section 3.06. U.C.P.; Agreements and Acknowledgements; Indemnifications. The Uniform Customs and Practices shall be binding on the Borrower and the Issuing Bank, except to the extent it is otherwise expressly agreed. The Borrower and the Issuing Bank also agree that:

                  (a) user(s) of a Letter of Credit shall not be deemed agents of the Issuing Bank;

                  (b) none of the Issuing Bank, its Affiliates, Subsidiaries, or its correspondents shall be responsible for:

                    (i) failure of any Instrument to bear any reference to the related Letter of Credit or inadequate reference in any Instrument to such Letter of Credit, or failure of any document (other than documents expressly required to be presented under such Letter of Credit) to accompany any Instrument at negotiation, or failure of any person to note the amount of any Instrument on the reverse of the Letter of Credit, or to surrender or take up the Letter of Credit or to forward documents apart from Instruments as required by the terms of such Letter of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed may be waived by the Issuing Bank;

                   (ii) the validity, sufficiency or genuineness of any Instrument, even if such instrument shall in fact prove to be invalid, insufficient, fraudulent or forged;

                  (iii) errors, omissions, interruptions or delays in transmission, or delivery of any message, by mail, telex, cable, telegraph, wireless or other teletransmission or by oral instructions, whether or not they may be in cipher; or

                   (iv) any failure or inability of the Issuing Bank or anyone else to perform in accordance with the terms of the Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, or for any consequences arising from causes beyond the control of the Issuing Bank or its correspondents;

                  (c) the Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents;

                  (d) the occurrence of any one or more of the contingencies or events referred to in the Uniform Customs and Practices or in the preceding subsections (b) and (c) shall not affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or the Borrower's obligation to make payment;

                  (e)  the Borrower will promptly examine:

                    (i) any copy of a Letter of Credit (and of any amendments thereof) sent to it by the Issuing Bank; and

                    (ii) all Instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with the Borrower's Instructions or other irregularity, the Borrower will immediately notify the Issuing Bank thereof in writing, the Borrower being conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid;

                  (f) any action, inaction or omission on the part of the Issuing Bank or any of its correspondents, under or in connection with the Letter of Credit or the related Instruments, documents or property, if in good faith, shall be binding upon the Borrower and shall not place the Issuing Bank or any of its correspondents under any liability to the Borrower.

                  The Borrower agrees to hold the Issuing Bank, each Affiliate and Subsidiary of the Issuing Bank, its correspondents and each Participating Lender indemnified and harmless against any and all claims, loss, liability or damage, including reasonable counsel fees, howsoever arising from or in connection with any Letter of Credit, including, without limitation, any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by the Issuing Bank, any of its Affiliates or Subsidiaries or any Participating Lender, or held for the account of any one of them by any correspondent of any of them, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with any Letter of Credit and affecting, directly or indirectly, the Issuing Bank, such Affiliate or Subsidiary or any Participating Lender, or arising out of any bond or undertaking into which the Issuing Bank or its correspondents may be required to enter; provided, that the Borrower shall not be required to indemnify any such party to the extent that the Borrower proves that such claims, loss, liability or damage of such party was caused by such party's willful misconduct or gross negligence.

                  Section 3.07. Continuing Rights and Obligations. The Issuing Bank's rights hereunder shall continue unimpaired, and the Borrower shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as Collateral at any time(s), or of any rights or interest therein. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Issuing Bank shall impair the Issuing Bank's rights or powers hereunder.

                  Section 3.08. Instructions; No Liability. Instructions may be honored by the Issuing Bank when received from anyone purporting to be an Authorized Person. The Borrower may furnish the Issuing Bank with written confirmation of any such Instruction, but the Issuing Bank's responsibility with respect to any Instruction shall not be affected by its failure to receive or the content of such confirmation. The Issuing Bank shall have no responsibility to notify the Borrower of any discrepancies between the Borrower's Instructions and its written confirmation, and in the event of any such discrepancy, the original Instruction shall govern. The Issuing Bank shall be fully protected in, and shall incur no liability to the Borrower for, acting upon any Instructions or any oral, written, telephone, teleprocess, electronic, or other amendments thereto which the Issuing Bank in good faith believes to have been given by any Authorized Person, and in no event shall the Issuing Bank be liable for special, consequential, or punitive damages. The Issuing Bank may, at its option, use any means of verifying any Instruction received by it. The Issuing Bank also may, at its option, refuse to act upon any Instruction or other communication or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal. All such authorizations and Instructions shall continue in full force and effect unless the Issuing Bank may elect to act upon additional Instructions delivered to it by the Borrower prior to the issuance of a Letter of Credit in reliance upon the original Instructions.

                  Section 3.09. Amended Agreement. In the event that the Issuing Bank shall revise its standard reimbursement agreement executed by each applicant for a letter of credit, the Borrower shall execute and deliver to the Issuing Bank an amendment to this Agreement incorporating such changes, promptly upon request therefor from the Issuing Bank.

                  Section 3.10. Letter of Credit Overdrafts. To the extent that the Issuing Bank creates an overdraft in any account of the Borrower to satisfy the Borrower's reimbursement obligation or any other obligation on or related to any Letter of Credit, such overdraft will, from the Business Day immediately following the creation of such overdraft, accrue interest at the Default Rate and both such overdraft and the interest thereon are immediately due and payable.

                  Section 3.11. Obligation Absolute. The obligations of the Borrower under this Agreement with regard to each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letter of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

                  (b) any amendment or waiver of or any consent to departure from all or any of the Loan Documents or any other agreement or instrument relating thereto (except to the extent, and only to the extent, expressly agreed to by the Issuing Bank in such amendment or waiver);

                  (c) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any beneficiary or any such transferee may be acting), the Issuing Bank (other than the defense of full and timely payment to the Issuing Bank in accordance with the terms of this Agreement) or any other Person, whether in connection with the Loan Documents or any other agreement or instrument related thereto or any related or unrelated transaction;

                  (d) any statement or other document or demand presented under any Letter of Credit (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft, certificate or demand by the beneficiary which does not comply with the terms of such Letter of Credit, including, without limitation, the circumstances referred to in clause (d) above, or the failure of any document to bear reference or to bear adequate reference to such Letter of Credit, except in the case of the Issuing Bank's gross negligence or willful misconduct in determining whether the documents presented under such Letter of Credit comply with the terms of such Letter of Credit;

                  (f) any act or omission of the beneficiary in connection with the use of any Letter of Credit;

                  (g) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of the Loan Documents or any other agreement related thereto;

                  (h) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                  Section 3.12. Change in Law. In addition to the provisions under Section 3.03(c), if any change in any Law after the Second Closing Date shall impose, modify or deem applicable any reserve, special deposit, capital maintenance, deposit insurance premium or assessment, or similar requirement against letters of credit issued by or assets held by, or sales of participations in letters of credit or deposits with or for the account of the Issuing Bank, or impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or the Participations, or subject the Issuing Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever not imposed as of the Second Closing Date (other than taxes imposed on the overall net income of the Issuing Bank), and the result of any such event shall be to increase the cost to the Issuing Bank of the issuance or maintenance of any Letter of Credit or the reimbursement obligations of the Borrower under this Agreement, or the Participations or reduce the amount of principal, interest, or any fee or compensation receivable by the Issuing Bank in respect of any Letter of Credit or this Agreement, or the Participations then, upon demand of the Issuing Bank, the Borrower shall immediately pay to the Issuing Bank, from time to time as specified by the Issuing Bank, all additional amounts which are necessary to compensate the Issuing Bank for such increased cost or reduction incurred by the Issuing Bank. All payments of compensation for such increased cost or reduction shall be accompanied by interest thereon from the date of notice of such change until payment in full thereof at the Base Rate. the Issuing Bank hereby agrees that it will promptly notify the Borrower in writing of any such increased cost or reduction incurred by the Issuing Bank A certificate as to such increased cost incurred by the Issuing Bank showing the manner of calculation thereof shall be submitted by the Issuing Bank to the Borrower and shall be conclusive (absent manifest error) as to the amount thereof.

                  Section 3.13. Liability of the Issuing Bank The Borrower assumes all risks of the acts or omissions of the beneficiary and transferee of each Letter of Credit with respect to its use of such Letter of Credit. As between the Borrower and the Issuing Bank, neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any indorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit; or (d) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  Section 3.14. Termination of Obligations. Upon both (1) the payment in full of all Revolving Credit Loans and the termination of the Revolving Credit Commitment and (2) December 31, 2002 to the extent any Letters of Credit are outstanding as of such date, the Borrower shall provide Cash Collateral for its obligations pursuant to this Article III in an amount acceptable to the Issuing Bank and at least equal to the undrawn face amount of all outstanding Letters of Credit, and shall execute all documents and take all steps required to give the Issuing Bank a perfected first priority security interest in such collateral (in each case to the reasonable satisfaction of the Issuing Bank). Upon compliance with the terms of the preceding sentence, the Borrower shall be released from its obligations pursuant to these Articles VI, VII, VIII and IX. At such time, the Issuing Bank shall have the right to adjust the rates of interest to be charged with respect to reimbursements pursuant to Section 3.02 and the commissions and fees charged pursuant to Section 3.03.

                  Section 3.15. Notice of Request for Extension. During the period from October 1, 1998 to October 31, 1998, the Borrower will deliver to the Agent, the Lenders and the Issuing Bank written notice of whether or not it will request (1) extension of the Letter of Credit Termination Date beyond January 2, 1998, or (2) the extension of the expiration date of any outstanding Letter of Credit beyond December 31, 2002.

                           ARTICLE IV. PARTICIPATIONS

                  Section 4.01. Participating Lenders' Pro Rata Shares. Subject to the terms and conditions hereinafter set forth in this Article IV, the Issuing Bank hereby agrees to sell and each Participating Lender hereby agrees to purchase a participation ("Participation") from the Issuing Bank in each Letter of Credit (and all overdrafts created in connection with any of the foregoing) to the extent of the percentage (the "Share") set forth below opposite such Lender's name:

                  Bank                                                 Share
                  ----                                                 -----
                  BBH&Co.                                        16.666667%
                  First Union                                    33.333333%
                  NBD                                            50.000000%

                  Notwithstanding the foregoing, prior to the issuance of the Replacement Letter of Credit, BBH&Co. hereby agrees to sell and each of First Union and NBD agree to purchase a participation from BBH&Co. in the BBH&Co. Letter of Credit to the extent set forth above opposite First Union's and NBD's name so that if there is a draw under the BBH&Co. Letter of Credit and the Borrower fails to reimburse BBH&Co. in the amount of such draw, NBD and First Union agree to transmit to BBH&Co. their respective Share of such draw or payment in accordance with the instructions set forth in Section 6.04 of the 1994 Credit Agreement. In addition, prior to the issuance of the Replacement Letter of Credit and with respect to the BBH&Co. Letter of Credit, the rights and obligations set forth in this Article IV applicable to a Participating Lender shall apply to NBC and First Union as participating lenders in the BBH&Co. Letter of Credit and the rights and obligations set forth in this
Article IV applicable to the Issuing Bank shall apply to BBH&Co. as the issuing bank of the BBH&Co. Letter of Credit.

                  Section 4.02. Sale and Purchase of Participations. Subject to
Section 4.01, each Participating Lender hereby irrevocably and unconditionally agrees to purchase and the Issuing Bank hereby agrees to sell and transfer to each Participating Lender, an undivided fractional interest equal to such Participating Lender's Share in each Letter of Credit and each draw thereunder upon such drawing and the obligations of the Borrower in respect of each such Letter of Credit under this Agreement (including all related payments and recoveries to which such Participating Lender is entitled pursuant to Section
4.05 hereof).

                  Section 4.03. Participation in Fees and Collateral; Relationship. Each Participating Lender will be entitled to receive a share of the Letter of Credit Fee, at the time each payment of the Letter of Credit Fee is paid by the Borrower pursuant to Section 3.03, equal to the total of (1) such Letter of Credit Fee multiplied by seven eighths of one percent (.875%) multiplied by (2) its Share (determined at the time such Fee is payable to the Issuing Bank pursuant to Section 3.03). Agent shall pay the Issuing Bank and each Participating Lender the portion of the Letter of Credit Fee to which it is entitled within three (3) Business Days of receipt by Agent of such Fee.

                  In addition to the foregoing, each Participating Lender hereby purchases, and the Issuing Bank hereby sells to each Participating Lender, an undivided fractional participation interest equal to such Participating Lender's Share in the Collateral and any Cash Collateral and all the other Loan Documents, as well as all additional security specifically assigned to the Issuing Bank to secure the Letters of Credit.

                  The relationship between the Issuing Bank (in its capacity as seller of Participations pursuant to this Article IV) and each Participating Lender (in its capacity as purchaser of Participations pursuant to this Article
IV) is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor relationship or joint venture. The Issuing Bank (in its capacity as seller of Participations pursuant to this Article IV) shall owe each Participating Lender (in its capacity as purchaser of Participations pursuant to this Article IV) no duty except as specifically set forth in this Article IV.

                  Section 4.04. Procedures. Whenever a draw shall be made under a Letter of Credit and the Borrower shall fail to reimburse the Issuing Bank therefor in accordance with this Agreement, the Issuing Bank will promptly notify each Participating Lender regarding such draw as follows: (1) the date of such draw, and (2) the amount of such draw. Although the Issuing Bank shall be responsible for paying each such draw on a Letter of Credit, each Participating Lender shall bear its Share of the credit risk associated with each such draw. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of the Borrower when required in accordance with the terms of this Agreement, for any reason, the Issuing Bank shall give prompt notice by telephone (promptly confirmed in writing) or telex to each Participating Lender of such event. Upon receipt of such telephone or telex notice, each Participating Lender shall cause to be transmitted to the Issuing Bank, via CHIPS or, if transmission via CHIPS is not possible, via federal funds transfer, in accordance with the instructions set forth below an amount in immediately available funds equivalent to its Share of such draw or payment in such manner to ensure that such funds are received by the Issuing Bank, and available to the Issuing Bank by 3:00 p.m., New York City time, on the date demand therefor was made by the Issuing Bank (if demand was made by 12:00 noon, New York City time) or by 10:00 a.m., New York City time, on the Business Day following the date demand therefor was made (if demand was made after 12:00 noon, New York City time).

         If via federal funds transfer:

                  Wire to:  Issuing Bank
                  ABA No.   071000013
                  For the account of:  The First National
                                       Bank of Chicago
                                       Account No. 7521 7657
                                       Attn: LC Department

                  Section 4.05. Collections and Remittances. Whenever the Issuing Bank receives any payment, interest, reimbursement, collection, or recovery on account of a Letter of Credit whether from the Borrower, the Collateral, the Cash Collateral, or otherwise, it shall allocate such receipts as follows:

                           (a) To the payment of taxes, assessments, insurance
                  premiums, or for similar purposes as required by the applicable Letter of Credit or any other Loan Document, and, if previously paid by the Issuing Bank, such sums shall be retained by the Issuing Bank; and

                           (b) In the event the Borrower fails to reimburse the
                  Issuing Bank for any draw under a Letter of Credit when due and the Issuing Bank receives a payment of or on account of such defaulted amount as to which a Participating Lender has paid the Issuing Bank the amount of its Share pursuant to
                  Section 4.04, that portion of the amount received shall be allocated between each such Participating Lender and the Issuing Bank pro rata, with each such

                  Participating Lender's percentage of the principal amount based on its Share.

                  After the Issuing Bank receives a payment on account of a Letter of Credit and makes the allocations required by the preceding paragraph, it shall give notice to each Participating Lender not later than 11:30 a.m. New York City time, by telephone and promptly remit to each Participating Lender (or credit to the Participating Lender's account with the Issuing Bank, if any), the amount to which each such Participating Lender is entitled; provided, however, that the Issuing Bank may retain and deduct from such payment to any such Participating Lender any amounts owed the Issuing Bank by such Participating Lender pursuant to this Article IV.

                  If any payment received by the Issuing Bank and distributed or credited to a Participating Lender is later rescinded or is otherwise returned by the Issuing Bank for whatever reason (including, without limitation, settlement of an alleged claim), each such Participating Lender, upon demand by the Issuing Bank, shall immediately pay to the Issuing Bank such Participating Lender's Share of the principal amount so returned plus interest and/or commission on such amount at the rate specified above in Section 3.03. The covenants contained in this paragraph shall survive the termination of this Agreement.

                  Section 4.06. Sharing of Setoffs and Collections. Each Participating Lender agrees that to the extent any payment is received by it on any of the Borrower's obligations under a Letter of Credit, whether by counterclaim, setoff, banker's lien, by realizing on collateral or otherwise and such payment results in such Participating Lender receiving a greater payment than it would have been entitled to under Section 4.05 had the total amount of such payment been paid directly to the Issuing Bank for disbursement according to that Section, then such Participating Lender shall immediately purchase for cash from the Issuing Bank an additional Participation and a participation from the other Participating Lenders in such Letter of Credit (subject to the same terms and conditions provided for herein), sufficient in amount so that such payment shall effectively be shared pro rata with the Issuing Bank and the other Participating Lenders in accordance with the amount, and to the extent, of their respective interests in the Letter of Credit; provided, however, that if all or any portion of such payment is thereafter recovered from such Participating Lender at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereon.

                  Section 4.07. Indemnification; Costs and Expenses. To the extent not reimbursed by the Borrower, and without limiting the obligation of the Borrower to do so, each

Participating Lender agrees to reimburse the Issuing Bank for, indemnify the Issuing Bank against, and hold the Issuing Bank harmless from, on demand (and the Issuing Bank is authorized to debit each such Participating Lender's account, if any, with the Issuing Bank for the same), to the extent of each such Participating Lender's Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever (including, without limitation, disbursements necessary, in the judgment of the Issuing Bank, to preserve or protect the Collateral or Cash Collateral), that may at any time be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to this Agreement, a Letter of Credit, the Collateral, the Cash Collateral or any other Loan Document or other instrument relating to any of the foregoing, or the transactions contemplated thereby and hereby, or any action taken or omitted by the Issuing Bank under or in connection with any of the foregoing; provided, however, that no Participating Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. The covenants contained in this Section 4.07 shall survive the termination of this Agreement.

                  Section 4.08. Administration; Standard of Care. The Issuing Bank will administer the Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. Except as expressly set forth in the third paragraph of this Section 4.08, the Issuing Bank shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participations existed.

                  Each Participating Lender acknowledges that its Participations hereunder are without recourse to the Issuing Bank and that each such Participating Lender expressly assumes all risk of loss in connection with its Participation in the Letters of Credit as if such Participating Lender had directly provided such Letters of Credit. The Issuing Bank shall have no liability, express or implied, for any action taken or omitted to be taken by the Issuing Bank or for any failure or delay in exercising any right or power possessed by the Issuing Bank under any of the Loan Documents except for actual losses, if any, suffered by any Participating Lender that are proximately caused either by the Issuing Bank's gross negligence or by the Issuing Bank's willful misconduct. Without limiting the foregoing, the Issuing Bank (1) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by the Issuing Bank, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (2) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telegraph, telex, telecopy, TWX, or other telecommunication device) believed by the Issuing Bank to be genuine and correct and to have been signed, sent, or made by the proper person, (3) makes no warranty or representation of any kind of character relating to the Borrower, the Collateral or the Cash Collateral, and shall not be responsible for any warranty or representation made in or in connection with any of the Loan Documents, (4) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents, for any failure by the Borrower or any Person to perform its obligations thereunder, for the Borrower's use of the proceeds therefrom, or for the preservation of the Collateral, the Cash Collateral, or the loss, depreciation, or release thereof, (5) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by the Issuing Bank or any Participating Lender in connection with, or otherwise referred to in, any of the Loan Documents, and (6) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents, or to inspect the property, books, or records of the Borrower or any Person.

                  Notwithstanding the provisions of the first paragraph of this
Section 4.08, the Issuing Bank agrees that it will not knowingly take any of the following actions without the written consent of each Participating Lender: (1) waive any default by the Borrower involving the payment of money to the Issuing Bank pursuant to any of the Loan Documents; (2) extend the time of payment of interest on the Borrower's obligations to the Issuing Bank with respect to any Letter of Credit; (3) extend the maturity date of a Letter of Credit beyond December 31, 2002 without the consent of all the Participating Lenders; (4) increase the amount of any Letter of Credit; (5) reduce the Letter of Credit Fee; or (6) release any Collateral, except as otherwise contemplated in any Loan Documents. the Issuing Bank shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Participating Lenders as the Issuing Bank shall deem appropriate.

                  the Issuing Bank may lend money to, accept deposits from, and generally engage in any kind of business with the

Borrower as freely as though no Participations had been granted to a Participating Lender.

                  Section 4.09. Independent Investigation by the Participating Lenders. Each Participating Lender acknowledges (1) that the Issuing Bank has provided such Participating Lender with copies of all of the Loan Documents and the Borrower has provided or granted such Participating Lender access to certain financial data and other information pertaining to the Borrower that such Participating Lender has requested in order to enable it to make an independent, informed judgment with respect to the desirability of purchasing Participations in the Letters of Credit, (2) that the Issuing Bank has not made any representations or warranties to such Participating Lender and that no prior or future act by the Issuing Bank, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute a representation or warranty of the Issuing Bank, and (3) that such Participating Lender has independently, without reliance upon the Issuing Bank, and based on such information as such Participating Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial condition, and general creditworthiness of the Borrower, made its own analysis of the value and Lien status of any Collateral or Cash Collateral, and made its own decision to execute this Agreement and thereby purchase Participations in accordance with this Article IV in the Letters of Credit. Each Participating Lender agrees that, independently and without reliance upon the Issuing Bank or any representations or statements of the Issuing Bank, and based on such information as such Participating Lender deems appropriate at the time, it will continue to make and rely upon its own credit analysis and decisions in taking or not taking any action under this Article IV or any of the Loan Documents.

                  Section 4.10. Participating Lenders' Ownership of Interests in the Participations. Each Participating Lender hereby represents and warrants to the Issuing Bank that the purchase of its Participation in the Letters of Credit
(1) is a legal investment pursuant to the laws under which such Participating Lender is organized and operates, (2) has been duly authorized and approved by all necessary action of the management of such Participating Lender, and (3) is made for such Participating Lender's own account for the purpose of investment only and with no present intention of disposing of the same.

                         ARTICLE V. CONDITIONS PRECEDENT

                  Section 5.01. Conditions Precedent to the Effectiveness of this Agreement and Initial Use of a Credit Facility on and after the Second Closing Date. The effectiveness of this Agreement and obligations of the Lenders on and after the Second Closing Date to make a Revolving Credit Loan or for the Issuing Bank to issue a Letter of Credit is subject to the condition precedent that the Lenders shall have received on or before the Second Closing Date each of the following documents, in form and substance satisfactory to the Lenders and their counsel, and each of the following requirements shall have been fulfilled:

                  (a) Evidence of Due Organization and all Corporate Actions by the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Second Closing Date, attesting to the certificate of incorporation and by-laws of the Borrower and all amendments thereto and to all corporate actions taken by the Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

                  (b) Incumbency and Signature Certificates of the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Second Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party, and the other documents to be delivered pursuant to the Loan Documents;

                  (c) Evidence of Good Standing with Insurance Departments. A certificate, dated reasonably near the Second Closing Date, from the insurance department or similar authority of the state of domicile of each Insurance Subsidiary certifying as to the good standing of each Insurance Subsidiary and as to the status of all licenses of each such Insurance Subsidiary;

                  (d) Revolving Credit Notes. The Revolving Credit Notes duly executed and delivered by the Borrower;

                  (e) Counter Indemnity Agreement. The Counter Indemnity Agreement duly executed and delivered by the parties thereto;

                  (f) Opinions of Counsel for the Borrower. A favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Borrower dated the Second Closing Date;

                  (g) Reinsurance Plan. The reinsurance plan of Navigators and NIC as in effect on the Second Closing Date;

                  (h) Payment of Fees. Payment in full of all fees required to be paid in accordance with the Loan Documents;

                  (i) Best Rating. Navigators and NIC continue to be rated "A" by A.M. Best and such rating is not currently under review by A.M. Best;

                  (j) Officer's Certificate. The following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date hereof stating that:

                            (i) The representations and warranties contained in
                  this Agreement and in each of the other Loan Documents are correct on and as of the Second Closing Date as though made on and as of such date; and

                           (ii) No Default or Event of Default has occurred and
                  is continuing;

                  (k) Lien Searches. The results of lien searches against the Borrower in the State of New York with respect to filings regarding security interests and tax liens shall have been received by the Lenders, and such results shall be satisfactory to the Lenders; and

                  (l) Additional Documentation. Such other approvals, opinions or documents as the Agent or any Lender may reasonably request.

                  Section 5.02. Conditions Precedent to Each Use of a Credit Facility after the Second Closing Date. The obligations of the Lenders to provide each Revolving Credit Loan or of the Issuing Bank to issue a Letter of Credit shall be subject to the further conditions precedent that on the date of providing such Credit Facility:

                  (1)  The following statements shall be true:

                           (a) all the representations and warranties contained in this Agreement and in each of the other Loan Documents are correct on and as of the date of providing such Credit Facility as though made on and as of such date; and

                           (b) no Default or Event of Default has occurred and is continuing, or could result from providing such Credit Facility;

                  (2) In the case of a Revolving Credit Loan, the Agent shall have timely received a Borrowing Notice;

                  (3) In the case of a Letter of Credit, the Issuing Bank shall have timely received a Request for Letter of Credit; and

                  (4) The Agent shall have received such other approvals, opinions or documents as the Agent or any Lender may reasonably request.

                  Section 5.03. Deemed Representation. Each request for a Credit Facility and acceptance by the Borrower of the proceeds of the applicable Revolving Credit Loan or the issuance of the requested Letter of Credit, as the case may be, shall constitute a representation and warranty that the statements contained in Section 5.02(1) are true and correct both on the date of such notice or request, as the case may be, and as of the date of the providing of such Revolving Credit Loan or issuance of such Letter of Credit, as the case may be.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants that:

                  Section 6.01. Incorporation, Good Standing and Due Qualification. The Borrower and each of its Subsidiaries are duly incorporated, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation, have the corporate power and authority to own their assets and to transact the business in which they are now engaged or proposed to be engaged, and are duly qualified as foreign corporations and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified could not reasonably be expected to result in a Material Adverse Change.

                  Section 6.02. Corporate Power and Authority; No Conflicts.
The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders; (2) contravene its certificate of incorporation or by-laws; (3) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulations G, T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien (other than as created under the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators)), upon or with respect to any material properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries; or (6) cause the Borrower or any of its Subsidiaries to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 6.03. Legally Enforceable Agreements. Each Loan Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  Section 6.04. Litigation. There are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator, which could, in any one case or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                  Section 6.05. Financial Statements. The consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as of December 31, 1995, the related consolidated statements of income, consolidated statements of stockholders' equity, and consolidated statements of cash flows of the Borrower and such Consolidated Subsidiaries for the Fiscal Year then ended, and the accompanying footnotes, together, with the opinion thereon, dated March 12, 1996 (except for Note 16 which is as of March 19, 1996) of KPMG Peat Marwick, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present the financial condition of the Borrower and the Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied, and since December 31, 1995 there has been no Material Adverse Change.

                  The combined balance sheets of the Somerset Companies as of December 31, 1995 and the related combined statements of income, copies of which have been furnished to the Lenders, fairly present the financial condition of the Somerset Companies as of such dates and the results of the operations of the Somerset Companies for the periods covered by such statements, all in accordance with GAAP consistently applied.

                  The consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of income, consolidated statements of stockholders' equity, and consolidated statements of cash flows of the Borrower and such Consolidated

Subsidiaries for the Fiscal Quarter then ended, copies of which have been furnished to the Lenders, fairly present the financial condition of the Borrower and the Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to changes resulting from normal year-end audit adjustments) and since September 30, 1996 there has been no Material Adverse Change.

                  The combined balance sheets of the Somerset Companies as of September 30, 1996 and the related combined statements of income, copies of which have been furnished to the Lenders, fairly present the financial condition of the Somerset Companies as of such dates and the results of the operations of the Somerset Companies for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to changes resulting from normal year-end audit adjustments).

                  There are no liabilities of the Borrower or any of the Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the most recent financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 1996. No information, exhibit, or report furnished by the Borrower or any Consolidated Subsidiaries to the Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, and at the time they were made, not materially misleading.

                  Section 6.06. Statutory Financial Statements. The Annual Statement of each of the Insurance Subsidiaries (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities) as filed with the appropriate Governmental Authority of its state of domicile (the "Department") and delivered to each Lender prior to the execution and delivery of this Agreement, as of and for the 1993, 1994 and 1995 Fiscal Years, and as of and for the Fiscal Quarter ended September 30, 1996 (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applied on a consistent basis (except as noted therein). Each such Statutory Financial Statement was in compliance with applicable Law when filed. The Statutory Financial Statements fairly present the financial position, the results of operations, changes in equity and changes in financial position of each such Insurance Subsidiary as of and for the respective dates and period indicated therein in accordance with SAP applied on a consistent basis, except as set forth in the notes thereto. Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and Statutory Liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the Statutory Financial Statements, the Insurance Subsidiaries did not have, as of the respective dates of each of such financial statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of each of the Insurance Subsidiaries fully and fairly disclose all of the material transactions, properties, assets, investments, liabilities and obligations of such Insurance Subsidiary and all of such books of account are in the possession of each such Insurance Subsidiary and are true, correct and complete in all material respects.

                  The investments of Insurance Subsidiaries reflected in the Annual Statements filed with the respective Departments with respect to the 1995 Fiscal Year (the "1995 Annual Statement") and the September 30, 1996 Quarterly Statement (the "1996 Quarterly Statement") complied in all material respects, as of the dates of such statements, with all applicable requirements of the Department with respect to each such Insurance Subsidiary as well as those of any other applicable jurisdiction relating to investments in respect of which it may invest its funds.

                  The provisions made by each Insurance Subsidiary in its 1995 Annual Statement and in its 1996 Quarterly Statement for reserves, policy and contract claims and Statutory Liabilities were in compliance in all material respects, as of the dates of such statements, with the requirements of the applicable Department as well as those of any other applicable jurisdiction, and have been computed in accordance with SAP.

                  Marketable securities and short term investments reflected in the 1995 Annual Statement and in the 1996 Quarterly Statement of each Insurance Subsidiary are valued at cost, amortized cost or market value, as required by applicable law as of the date of such statements.

                  Since December 31, 1995, there has been no adverse change in the business, assets, operations or financial condition of the Borrower or any Subsidiary which has or could reasonably be expected to result in a Material Adverse Change. No dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Borrower, nor have any shares of capital stock of the Borrower been redeemed, retired, purchased or otherwise acquired by the Borrower since

December 31, 1995, except to the extent permitted under the terms of this Agreement.

                  Section 6.07. Ownership and Liens. The Borrower and each of its Subsidiaries has title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 6.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests are subject to any Lien, except as may be permitted under this Agreement.

                  Section 6.08. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports (federal, state, local and foreign) required to be filed and have paid all taxes, assessments and governmental charges and levies reported thereon to be due, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

                  Section 6.09. ERISA. Each Plan is administered in compliance in all material respects with its terms and all applicable provisions of ERISA and the Code. No Plan is subject to Title IV of ERISA; neither the Borrower nor any other Person, including any fiduciary, has engaged in any Prohibited Transaction which could reasonably be expected to subject the Borrower or any of its Subsidiaries, or any entity which they have an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; no Plan has been terminated and, to the best knowledge of the Borrower, no notice of intent to terminate a Plan has been filed which, as a result thereof could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries; no Plan is a Multiemployer Plan and neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from a Multiemployer Plan which, as a result thereof could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries, or incurred liability with respect to Section 515 of ERISA; the Borrower has met the applicable minimum funding requirements under ERISA with respect to all of its Plans and there has been no material failure on the part of the Borrower's ERISA Affiliates to meet such requirements; a favorable determination letter from the IRS has been received with respect to each Plan intended to be qualified under Section 401(a) or 401(k) of the Code and nothing has occurred which could reasonably be expected to adversely affect such determination; there is no lien outstanding or security interest given in connection with a Plan; and neither the Borrower nor any ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise) other than as a result of a continuation of medical coverage required under Section 4980B of the Code.

                  Section 6.10. Operation of Business. The Borrower and each of its Subsidiaries possesses all licenses, permits, franchises, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, except to the extent such failure or violation could not reasonably be expected to result in a Material Adverse Change.

                  Section 6.11. Insurance Licenses. Schedule 6.11 lists all of the jurisdictions in which any of the Regulated Companies hold valid and effective licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (as an insurer, reinsurer, agent, broker, manager or intermediary) including eligibility to act as an excess or surplus line insurer or an accredited reinsurer (collectively, the "Licenses"). Except as set forth on Schedule 6.11, to the best of the Borrower's knowledge, no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, there is no sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any Applicable Insurance Regulatory Authority. Schedule 6.11 indicates the line or lines of insurance which each such Regulated Company is permitted to be engaged in with respect to each License therein listed. The Regulated Companies do not transact any Insurance Business, directly or indirectly, requiring any license, permit, governmental approval, consent or other authorization other than those listed on
Schedule 6.11.

                  Section 6.12. No Default on Outstanding Judgments or Orders. The Borrower and each of its Subsidiaries has satisfied all judgments and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 6.13. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement, including, without limitation, any undertaking with any state insurance department or other Governmental Authority, or instrument or subject to any certificate of incorporation or corporate restriction which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill could reasonably be expected to result in a Material Adverse Change.

                  Section 6.14 Subsidiaries and Ownership of Stock. Set forth in
Schedule 6.14 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of Liens, except for Liens permitted under the terms of this Agreement.

                  There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets owned by any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement or the other Loan Documents, (ii) the Law, (iii) customary nonassignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, and (v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by
Section 8.03; provided, that such prohibitions or restrictions apply only to the assets subject to such Liens.

                  Section 6.15. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 6.16. Partnerships. Except as disclosed in Schedule 6.16, neither the Borrower nor any of its Subsidiaries is a partner of any partnership.

                  Section 6.17. Environmental Protection. The Borrower and all of its Subsidiaries have all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Change. As of the date hereof, neither the Borrower nor any of its Subsidiaries is required to obtain any permits, licenses, or other authorizations under any Environmental Law. The Borrower and all of its Subsidiaries are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Change.

                  Section 6.18. Solvency. The Borrower and each of its Subsidiaries is Solvent.

                  Section 6.19. Governmental Approvals. No Governmental Approval is required to authorize or is required in connection with (i) the execution, delivery and performance of this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (ii) the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document, except that approval of the New York Insurance Department, the California Insurance Department and/or one or more other state insurance departments, would be required in order for the Lenders to acquire control of Navigators and NIC; and provided, that the authorization of the California Insurance Department was required in connection with the execution, delivery and performance of the Borrower Pledge Agreement (Navigators).

                  Section 6.20. Lines of Business. Schedule 6.20 sets forth a complete statement of each line of business conducted as of the date hereof by the Borrower and each of its Subsidiaries (the "Existing Lines of Business").

                  Section 6.21. Reinsurance Practices. The business of each Insurance Subsidiary is being conducted in all material respects in accordance with the Reinsurance Plan.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

                  So long as any of the Revolving Credit Notes shall remain unpaid or any Lender shall have a Commitment hereunder or any Letter of Credit remains outstanding, or any other amount is owing by the Borrower to any Lender Party hereunder or under any other Loan Document, the Borrower shall:

                  Section 7.01. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, maintain its Licenses in its jurisdiction of incorporation and in each other jurisdiction where any such License is required for the conduct of its business, except to the extent that its failure to so qualify or maintain such Licenses could not reasonably be expected to result in a Material Adverse Change.

                  Section 7.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in the Existing Lines of Business.

                  Section 7.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 7.04. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP and, as applicable, SAP, reflecting all of its and their respective financial transactions.

                  Section 7.05. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and such other insurance as is reasonably required by the Lenders.

                  Section 7.06. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (1) in the case of the failure to pay taxes, such taxes which are the subject of a Good Faith Contest, and (2) to the extent that its failure to so comply could not reasonably be expected to result in a Material Adverse Change.

                  Section 7.07. Right of Inspection. During normal business hours and upon reasonable notice, permit the Agent or any Lender or any agent or reasonable representative thereof, to examine or make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower or any Subsidiary of the Borrower, and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of their respective officers and directors and independent accountants.

                  Section 7.08. Reporting Requirements. Furnish directly to each of the Lenders:

                  (1) Annual Financial Statements. (a) As soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, of stockholders' equity and of cash flows for such Fiscal Year, (y) the balance sheet of the Borrower (on a stand alone basis) as at the end of such Fiscal Year and the related statements of income and of stockholder's equity for such Fiscal Year, and (z) the consolidating balance sheet of the Borrower and each of its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidating statements of income and of stockholders' equity for such Fiscal Year; in each case prepared in accordance with GAAP consistently applied and setting forth comparative figures for the preceding Fiscal Year, and, in the case of such consolidated financial statements, examined by a firm of independent certified public accountants reasonably satisfactory to the Lenders whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or of any of its Consolidated Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) As soon as available and in any event (w) within sixty
         (60) days after the close of each Fiscal Year of each Insurance Subsidiary, the Annual Statement of such Insurance Subsidiary for such Fiscal Year as filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile, together with (x) within sixty (60) days after the close of each Fiscal Year of each Insurance Subsidiary, the opinion thereof of the Chief Financial Officer of the Borrower stating that such Annual Statement presents the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP, (y) on or prior to each June 1 after the close of each Fiscal Year of each Insurance Subsidiary, the opinion of a firm of certified public accountants reasonably satisfactory to the Lenders, who shall have examined such Annual Statement and whose opinion shall not be qualified as to the scope of audit or as to the status of such Insurance Subsidiary as a going concern, and
         (z) within one hundred twenty (120) days after the close of each Fiscal Year of each Insurance Subsidiary, a written review of and favorable opinion on the methodology and assumptions used to calculate such Loss Reserves of such Insurance Subsidiary at the end of such Fiscal Year (as shown on the Annual Statement of such Insurance Subsidiary prepared in accordance with SAP) and, based on the application of the methodology and assumptions to the information provided to such firm, the conclusions contained therein, in form and substance satisfactory to the Agent and the Required Lenders, by either the firm of independent certified public accountants providing the opinion referred to in clause (1)(a) above in respect of such Fiscal Year or an independent actuarial consulting firm reasonably satisfactory to the Agent, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries.

                  (c) As soon as available and in any event on or prior to each May 1 after the close of each Fiscal Year of the Insurance Subsidiaries, the Consolidated Annual Statement of the Insurance Subsidiaries for such Fiscal Year, prepared in accordance with SAP and filed with the New York Insurance Department.

                  (2) Quarterly Financial Statements. (i) As soon as available and in any event within fifty (50) days after the close of each of the first three Fiscal Quarters in each Fiscal Year of the Borrower, (y) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, of stockholder's equity and of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, and (z) the consolidating balance sheet of the Borrower and each of its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related consolidating statements of income and of stockholder's equity for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of the Fiscal Quarter; in each case prepared in accordance with GAAP consistently applied and setting forth comparative figures for the related periods in the prior Fiscal Year, and all of which shall be certified by the Chief Financial Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (ii) As soon as available and in any event within fifty (50) days after the close of each of the first three

         Fiscal Quarters in each Fiscal Year of each Insurance Subsidiary, (y) quarterly financial statements of such Insurance Subsidiary (prepared in accordance with SAP) for such Fiscal Quarter and as filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile, together with the opinion thereon of the Chief Financial Officer of the Borrower stating that such financial statements present the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP, and (z) a certificate of the Chief Financial Officer of such Insurance Subsidiary affirming that (A) to the best of his knowledge, the Loss Reserves do not understate the liabilities of such Insurance Subsidiary as at the end of such Fiscal Quarter, and (B) the Loss Reserves for such Fiscal Quarter are calculated using the same methodology as for the prior Fiscal Quarter and the prior Fiscal Year end (as shown on its financial statements prepared in accordance with SAP).

                  (iii) As soon as available and in any event within fifty (50) days after the close of each Fiscal Quarter of each Insurance Subsidiary, a report certified by the Chief Financial Officer of the Borrower setting forth, in a format satisfactory to the Agent, the statutory carrying value (determined in accordance with SAP) and the fair market value of the investment portfolio of such Insurance Subsidiary as of the last day of such Fiscal Quarter.

                  (3) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with the examination of the financial statements of the Borrower and its Consolidated Subsidiaries made by such accountants.

                  (4) Certificate of No Default. Within fifty (50) days after the end of each Fiscal Quarter of the Borrower, a certificate of the Chief Financial Officer of the Borrower (a) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article IX.

                  (5) SEC and Other Reports. Promptly upon their becoming publicly available, a copy of each report (including Forms 8-K, 10-K and 10-Q), proxy statement and registration statement or prospectus relating to securities of the Borrower filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agency.

                  (6) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Consolidated Subsidiaries which, if determined adversely to the Borrower or any of its Consolidated Subsidiaries, could reasonably be expected to result in a Material Adverse Change.

                  (7) Notices of Defaults and Events of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

                  (8) ERISA Reports. As soon as possible and in any event within ten (10) days after the Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan or that a Prohibited Transaction has occurred resulting in material liability to the Borrower or any of its Subsidiaries or to any entity which they have an obligation to indemnify or that the PBGC or the Borrower or any of its Subsidiaries has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan or that the Borrower or any of its Subsidiaries or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, or that a plan intended to qualify under Section 401(a) or 401(k) of the Code fails to so qualify or that the waiver of the minimum funding standard under Section 412 of the Code has been applied for with respect to a Plan or that there has been a material failure to make a required payment or contribution to any Plan or that a Plan has been amended which has resulted or would result in the imposition of a lien or requires the granting of a security interest, the Borrower will deliver to each of the Lenders a certificate of the Chief Financial Officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or appointment or withdrawal or reorganization or insolvency or qualification failure or waiver or payment or contribution failure or amendment and the action the Borrower proposes to take with respect thereto.

                  (9) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by the Borrower or any of its Subsidiaries to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lenders under this Agreement.

                  (10) Insurance. Upon the occurrence of any casualty, damage or loss, suffered by the Borrower or any of its Subsidiaries, whether or not giving rise to a claim under any insurance policy insuring the Borrower or any Subsidiary of the Borrower (other than an insurance policy issued by an Insurance Subsidiary to Persons other than the Borrower or any of its Subsidiaries in the ordinary course of such Insurance Subsidiary's business), in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), notice thereof, together with copies of any document relating thereto (including copies of any such claim) in possession or control of the Borrower or any agent of the Borrower; and immediately after the occurrence thereof, written notice of any cancellation of any insurance policy required to be maintained by the Borrower pursuant to Section 7.05.

                  (11) Material Adverse Change. As soon as possible and in any event within five (5) Business Days after the occurrence of any event or circumstance which could reasonably be expected to result in or has resulted in a Material Adverse Change, written notice thereof.

                  (12) Environmental Notices. As soon as practicable and in any event within fifteen (15) Business Days after receipt, copies of all Environmental Notices received by the Borrower.

                  (13) Loss Reserve Report. (i) In addition to the requirements of clause (1)(b)(z) above, as promptly as reasonably practicable following the request of the Required Lenders, a report prepared by an independent actuarial consulting firm reasonably acceptable to the Required Lenders reviewing the adequacy of loss reserves of each Insurance Subsidiary, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries; provided, that, in the event that the written review required to be provided to the Lenders in respect of any Fiscal Year pursuant to clause (1)(b)(z) above is provided by an independent actuarial consulting firm reasonably satisfactory to the Agent, or a written review of an independent actuarial consulting firm reasonably satisfactory to the Agent satisfying the requirements set forth in clause (1)(b)(z) is otherwise delivered to the Lenders at any time other than pursuant to such clause, then the Required Lenders may not request a report pursuant to this clause (13) until one year after the delivery date of such report unless, at the time of such request, an Event of Default is in existence.

                           (ii) Upon the occurrence thereof, a notice from the Chief Financial Officer of the Borrower of any event which could reasonably be expected to cause an increase or decrease of the consolidated Loss Reserves of the Insurance Subsidiaries of more than eight percent (8%) from the amount thereof reflected in the most recent annual or quarterly consolidated statutory financial statements of the Insurance Subsidiaries delivered pursuant to Section 7.08(1)(c) or 7.08(2)(iii).

                  (14) Regulatory and Other Statements and Reports. Promptly (A) after their becoming available, copies of any statutory financial statements that the Borrower or any Insurance Subsidiary periodically files with the Applicable Insurance Regulatory Authority of the state in which it is domiciled or any state in which it is deemed to be commercially domiciled or any governmental agency or agencies substituted therefor (including all exhibits and schedules thereto),
         (B) after receipt thereof, copies of all regular and periodic reports of reviews or examinations (including, without limitation, triennial examinations and risk adjusted capital reports) of any Regulated Company, delivered to such Regulated Company in draft or final form by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (C) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority, or any governmental agency or agencies substituted therefor, as to a violation of any requirement of Law by any Regulated Company which could reasonably be expected to result in a Material Adverse Change,
         (D) after receipt thereof, a copy of the final report to each Insurance Subsidiary from the NAIC for each Fiscal Year, as to such Company's compliance or noncompliance with each of the NAIC Tests, (E) after receipt thereof, a copy of A.M. Best's rating analysis for each Insurance Subsidiary for each Fiscal Year, (F) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which an Insurance Subsidiary is a party to the extent such termination or cancellation could reasonably be expected to result in a Material Adverse Change,
         (G) and in any event not later than seven (7) days after the making of any such filing, copies of all insurance holding company system act filings with governmental authorities by an Insurance Subsidiary, including, without limitation, filings which seek approval of governmental authorities with respect to transactions between any of the Regulated

         Companies and any of their respective Affiliates, (H) and in any event within five (5) Business Days after receipt thereof, copies of any notice of actual suspension, termination, revocation or limitation of any License of any Regulated Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Company to conduct its business (I) after the Borrower has reason to believe that any Insurance Subsidiary is or may be deemed to be "commercially domiciled" (or the substantial equivalent) in a state other than its state of domicile, under the insurance Law of such state, notice to that effect identifying the Insurance Subsidiary and the applicable state and (J) and in any event within five (5) Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Company is domiciled which could reasonably be expected to cause a Material Adverse Change.

                  (15) Credit Rating of Approved Reinsurers. As soon as possible, notify each Lender if (a) the credit rating given by A.M. Best to any Approved Reinsurer with a credit rating is downgraded to below "A-", or (b) any Reinsurer without a credit rating is given a credit rating by A.M. Best below "A-", or (c) any reductions in credit rating of an Approved Reinsurer if such rating was already rated below "A-", or (d) the rating given by Insurance Services Institute to any Approved Reinsurer which is rated by Insurance Services Institute is downgraded to below "A", and indicate in such notice the amount of the reduction to the Insurance Subsidiaries' Loss Reserves attributable to reinsurance ceded to such Approved Reinsurer as reflected in the most recent statutory financial statements of the Insurance Subsidiaries.

                  (16) Reinsurance Plan. As soon as possible, notify the Agent and each Lender of any material change to the Reinsurance Plan.

                  (17) Investment Guidelines. As soon as possible, notify the Agent and each Lender of any material investment made, or approved to be made, by any Insurance Subsidiary pursuant to any exception contained in the Investment Guidelines or pursuant to any provision of the Investment Guidelines authorizing any Person to make an exception thereto.

                  (18) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request, including without limitation, additional consolidated or consolidating financial statements such as statements of income and cash flow statements and statements of stockholder's equity.

                  Section 7.09. Compliance With Environmental Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable Environmental Laws where the failure to comply could reasonably be expected to result in a Material Adverse Effect and immediately pay or cause to be paid, and cause each of its Subsidiaries to immediately pay or cause to be paid, all costs and expenses incurred in connection with such compliance.

                  Section 7.10. Borrower's Accounts. To the extent practicable, maintain its principal securities accounts in the United States with BBH & Co.

                  Section 7.11. Reinsurance. Cause the Insurance Subsidiaries to maintain reinsurance protection with respect to each type of business which in the event of a Maximum Potential Loss limits the reduction in consolidated surplus of Insurance Subsidiaries to five percent (5%) of consolidated surplus.

For purposes of this Section 7.11, the term "consolidated surplus" means the consolidated surplus as regards policyholders of the Insurance Subsidiaries, in each case determined in accordance with SAP and as reflected in the most recent consolidated statutory financial statements of the Insurance Subsidiaries delivered pursuant to Section 7.08(1)(c) or 7.08(2)(iii).

                  Section 7.12. Amendments to Borrower Pledge Agreement. On or prior to January 31, 1997, the Borrower shall satisfy the following conditions with regard to its pledge of the stock of each of Somerset Asia Pacific Pty. Ltd., NCUL, and Somerset Marine (UK) Limited:

                  (1) Amendment to Borrower Pledge Agreement. The Borrower shall execute and deliver an amendment to the Borrower Pledge Agreement in form and substance satisfactory to the Lenders to effect a pledge of the stock of each of Somerset Asia Pacific Pty. Ltd., NCUL, and Somerset Marine (UK) Limited, and the Borrower will deliver the certificates representing the shares pledged pursuant to such amendment to Borrower Pledge Agreement and undated stock powers executed in blank for each such certificate and the Borrower will take any and all other actions and execute any other agreements required to give the

                  Agent a first priority perfected security interest in such stock; and

                  (2) Opinion of Counsel. The Borrower shall deliver an opinion of counsel, dated the date of such pledge of stock, in a form acceptable to the Lenders, covering among other items, the perfection of the Agent's security interest in such stock.

                        ARTICLE VIII. NEGATIVE COVENANTS

                  So long as any of the Revolving Credit Notes shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit remains outstanding, or any other amount is owing by the Borrower to any Lender Party hereunder or under any other Loan Document, the Borrower shall not:

                  Section 8.01. Debt. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

                  (1) Debt of the Borrower under this Agreement, the Revolving Credit Notes, the Letters of Credit or any other Loan Document;

                  (2) Accounts payable to any Person, and not overdue by more than forty-five (45) days, for goods and services supplied to the Borrower or any Subsidiary by such Person in the ordinary course of business;

                  (3) Debt secured by purchase money Liens permitted by Section 8.03(8);

                  (4)  Guaranties permitted under Section 8.02; and

                  (5) Debt of the Borrower under the Note dated December 15, 1994 in the aggregate principal amount of Nine Hundred Forty Two Thousand Thirty-Four Dollars ($942,034) owed to Terence N. Deeks.

                  Section 8.02. Guaranties. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, or permit any Subsidiary to do so, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and except for the obligations of the Insurance Subsidiaries under insurance policies issued and reinsurance agreements entered into in the ordinary course of business consistent with the terms of this Agreement; provided, however, that the Borrower may guarantee the obligations of any person that is its or its Subsidiary's employee so long as the aggregate amount of all such obligations, taken together with the aggregate amount of any and all loans to all such persons permitted by the first proviso to Section 8.08, outstanding at any time do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000).

                  Section 8.03. Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, assume, or suffer to exist, any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

                  (1) Liens granted to the Lender Parties under and pursuant to the Loan Documents;

                  (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are the subject of a Good Faith Contest;

                  (3) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than sixty (60) days, or which are the subject of a Good Faith Contest;

                  (4) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                  (5) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (6) judgment and other similar Liens arising in connection with court proceedings; provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest;

                  (7) easements, rights-of-way, restrictions, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (8) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that:

                  (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                  (b) the Debt secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby;

                  (c) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

                  (d) the aggregate amount of all such Debt secured by all such Liens at any time shall be equal to or less than Two Hundred Fifty Thousand Dollars ($250,000);

                  (9) deposits of cash or securities with or on behalf of state insurance departments reflected in the Insurance Subsidiaries' Statutory Financial Statements;

                  (10) deposits of cash or securities by the Borrower with Lloyd's of London.

                  Section 8.04. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets, except for: (1) cash and investment securities disposed of for purposes of reinvestment or to pay claims, taxes and expenses in the ordinary course of business or, in the case of any Subsidiary, to pay a dividend; or (2) the sale or other disposition of tangible personal property which has become economically obsolete or which has been replaced.

                  Section 8.05. Transactions with Affiliates. Enter into any transaction, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of its Affiliates or enter into any transaction, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of its Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, as the case may be.

                  Section 8.06. Mergers. Enter into a merger or consolidate with, wind up, liquidate or dissolve its affairs, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire (whether by purchase, lease or otherwise) all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except that any of the Somerset Companies can merge into another Somerset Company.

                  Section 8.07. Leases. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property except: (1) Capital Leases permitted under Section 8.03(8), and (2) in addition to leases permitted under exception (1), leases that do not in the aggregate require the Borrower and its Subsidiaries to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower is required to pay under the terms of the lease but excluding all payments based upon a percentage of sales or revenues) in any Fiscal Year in excess of Two Million Dollars ($2,000,000).

                  Section 8.08. Investments. Permit any Insurance Subsidiary to have or maintain (1) investments (other than investments in Investment Grade securities) in capital stock and/or securities with an aggregate Fair Market Value greater than seven and one-half percent (7 1/2%) of the Fair Market Value of all investments owned by such Insurance Subsidiary, or (2) investments in mortgages (for the avoidance of doubt, not to include mortgage-backed securities which are Investment Grade) or real estate, or (3) investments which are other than in accordance with the Investment Guidelines.

                  Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contributions to, or otherwise invest in or acquire any interest in any Person, except (1) in the case of the Borrower or any Subsidiary of the Borrower other than an Insurance Subsidiary, Permitted Investments, (2) in the case of any Insurance Subsidiary, any such transaction which is otherwise in accordance with the Investment Guidelines, (3) the Borrower may make loans to any person that is its or its Subsidiary's employee so long as the aggregate amount of all such loans, taken together with the aggregate amount of any and all obligations of all such person guaranteed by the Borrower pursuant to the first proviso to Section 8.02 outstanding at any time do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000), and (4) in the case of Borrower or any Subsidiary of the Borrower an aggregate total investment for the Borrower and all of its Subsidiaries taken together of up to Two Million Dollars ($2,000,000) in NCUL; provided, however, for purposes of this Section 8.08, Letters of Credit issued hereunder shall not constitute an investment in NCUL.

                  Section 8.09. Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year to a period other than its fiscal year in effect on the date hereof.

                  Section 8.10. Changes, Amendments or Modifications. Change, amend, modify or supplement any of the following: (1) its certificate of incorporation; or (2) its by-laws.

                  Section 8.11. Changes in Business. Engage in any business other than (1) the ownership of the capital stock of Navigators, Navigators Corporate Underwriters Limited, Riverside Underwriters plc, Somerset Marine (UK) Limited, the Somerset Companies and Somerset Marine Aviation Property Managers, Inc., a New Jersey corporation, (2) provisions of management services to its Subsidiaries, and (3) entering into and performing its obligations under this Agreement and the other Loan Documents, or permit the Subsidiaries to engage in any business other than the Existing Lines of Business.

                  Section 8.12. Capital Expenditures. The Borrower and its Subsidiaries together will not incur Capital Expenditures in excess of One Million Dollars ($1,000,000) in the aggregate in any Fiscal Year.

                  Section 8.13. Reinsurance. Cause or permit an Insurance Subsidiary to (1) enter into any Surplus Relief Reinsurance Transaction; (2) enter into or maintain, as a cedent, Reinsurance Agreements or Retrocession Agreements with any Person other than an Approved Reinsurer; (3) enter into or maintain, as a cedent, Reinsurance Agreements or Retrocession Agreements with any Approved Reinsurer which by their terms would result in any such Approved Reinsurer having exposure in a Maximum Potential Loss exceeding (in the aggregate, with respect to such Approved Reinsurer) an amount equal to such Reinsurer's Permitted Reinsurance Percentage of the consolidated surplus as regards policyholders of the Insurance Subsidiaries, determined in accordance with SAP and as reflected in the most recent consolidated statutory financial statements of the Insurance Subsidiaries delivered pursuant to Section 7.08(1)(c) or 7.08(2)(iii); or (4) assume reinsurance which would result in the percentage of the consolidated gross premium written of the Insurance Subsidiaries, in any Fiscal Quarter, attributable to reinsurance assumed to exceed thirty percent (30%).

                  Section 8.14. Stock of Subsidiaries. Sell or otherwise dispose of (including the granting of any security interest in) any shares of capital stock of any Subsidiary other than pursuant to the Borrower Pledge Agreement or Borrower Pledge Agreement (Navigators), or permit any Subsidiary to issue additional shares of its capital stock, except the minimum number of directors' qualifying shares required by Law.

                         ARTICLE IX. FINANCIAL COVENANTS

                  So long as any of the Revolving Credit Notes shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit remains outstanding, or any other amount is owing by the Borrower to any Lender Party hereunder or under any other Loan Document:

                  Section 9.01. Minimum Consolidated Tangible Net Worth. The Borrower and its Consolidated Subsidiaries shall maintain at all times a Consolidated Tangible Net Worth of not less than the greatest of (1) One Hundred Million Dollars ($100,000,000), (2) ninety percent (90%) of the Consolidated Tangible Net Worth as of the end of the prior Fiscal Year, or (3) the total of
(a) the Consolidated Tangible Net Worth as of the end of the prior Fiscal Year, plus (b) the greater of (i) sixty percent (60%) of the Consolidated Net Income for the period from the first day of such current Fiscal Year to the date of determination, or (ii) zero Dollars ($0), less (c) any negative change on or after the first day of such current Fiscal Year in the adjustment to equity as required by the Financial Accounting Standards Board Rule 115.

                  Section 9.02. Navigators' and NIC's Statutory Surplus. The Borrower will not permit during any period specified below the sum of (1) the Statutory Surplus of Navigators (exclusive of any investment in NIC), plus (2) the Statutory Surplus of NIC to be less than the amount specified below for such period:

                Period                               Minimum Amount
                ------                               --------------
January 1, 1996 to December 31, 1996                 $ 84,000,000
January 1, 1997 to December 31, 1997                 $ 88,000,000
January 1, 1998 to December 31, 1998                 $ 92,000,000
January 1, 1999 to December 31, 1999                 $ 96,000,000
January 1, 2000 to December 31, 2000                 $100,000,000
January 1, 2001 to December 31, 2001                 $104,000,000
January 1, 2002 to December 31, 2002                 $108,000,000

                  Section 9.03. Fixed Charge Coverage Ratio. The Borrower will have for each period specified below a ratio of (1) the sum of (a) Navigators' Allowable Dividends as of the end of such period, plus (b) Somerset Earnings Before Depreciation for such period, plus (c) Borrower Earnings Before Depreciation for such period, plus (d) Net Tax Payment for such period, to (2) the sum of (a) Consolidated Current Portion of Long Term Debt as of the first day of such twelve (12) month period, plus (b) Borrower Expenses for such period, plus (c) the projected interest expense of the Borrower and all of its Subsidiaries for the next twelve (12) months where it is assumed that all Debt outstanding on such date will remain outstanding for such twelve (12) month period and the interest rate on all such Debt for such twelve (12) month period is a fixed rate equal to the LIBOR Interest Rate plus the Applicable Margin with an Interest Period of three (3) months in effect on the day before the first day of such twelve (12) month period, plus (d) Projected Dividends, of not less than the ratio below for such period:

         Period                                                      Ratio
         ------                                                      -----
         For the four quarters (taken together as
         a whole) ending on each Quarterly Date
         during the period from and including the
         Second Closing Date to and including
         December 31, 2000                                         1.75 to 1.00

         For the eight quarters (taken together as
         a whole) ending on each Quarterly Date
         occurring on or after March 31, 2001                      1.00 to 1.00

                  Section 9.04. Minimum Liquidity of Borrower. The Borrower will have at all times Borrower Liquid Assets of not less than Two Million Dollars ($2,000,000).

                  Section 9.05. Loss Reserves. The Borrower will not permit the ratio of (i) Loss Reserves of any Insurance Subsidiary to (ii) Statutory Surplus of such Insurance Subsidiary as of the last day of any Fiscal Quarter to be greater than 3.00 to 1.

                  Section 9.06. Minimum Consolidated Net Income. The Borrower and its Consolidated Subsidiaries will have for each Fiscal Year a Consolidated Net Income of not less than Eight Million Dollars ($8,000,000).

                  Section 9.07. Risk Based Capital Ratio. The Total Adjusted Capital (as defined in the Risk-Based Capital for Insurers Model Act as adopted, amended or modified from time to time by the NAIC (the "RBC Model Act") of each of the Insurance Subsidiaries shall not, at any time, be less than three hundred percent (300%) of the Authorized Control Level RBC (as defined in the RBC Model
Act).

                  Section 9.08. Ratio of Navigators' to NIC's Statutory Surplus. The Borrower will not permit the Statutory Surplus of NIC at any time to exceed twenty-five percent (25%) of the Statutory Surplus of Navigators.

                  Section 9.09. Consolidated Underwriting Losses to Consolidated Tangible Net Worth. The Borrower and its Consolidated Subsidiaries will not have during any Fiscal Year or Quarterly Period an absolute value (ie. to the extent the number is a negative number it is treated as a positive number) of Consolidated Underwriting Losses of greater than fifteen percent (15%) of Consolidated Tangible Net Worth as of the start of such period.

                  Section 9.10. Gross Premiums Written to Consolidated Tangible Net Worth. The Borrower will not have during any four quarters (taken as a whole) Gross Premiums Written that exceed two hundred seventy-five percent (275%) of its Consolidated Tangible Net Worth as of the last day of such period.

                          ARTICLE X. EVENTS OF DEFAULT

                  Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

                  (1) the Borrower shall: (a) fail to pay the principal of any Note as and when due and payable; (b) fail to pay interest on any Note within two (2) Business Days of when such interest is due and payable; (c) fail to reimburse the Issuing Bank on the Letter of Credit or shall fail to pay the Letter of Credit Fee within two (2) Business Days of when such reimbursement or Fee is due and payable; or (d) fail to pay within ten (10) days after the request for payment is made any fees or expenses required to be paid under the terms of any of the Loan Documents;

                  (2) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (3) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in Article VIII or Article IX or Section
7.05 or 7.08(7) on its part to be performed or observed; or the Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII (other than Section 7.05 or 7.08(7)) or otherwise contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section 10.01) to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the occurrence thereof;

                  (4) the Borrower or any of its Subsidiaries shall: (a) fail to pay all or any portion of a Debt (other than (x) the payment obligations described in (1) above, or (y) any Debt when the aggregate outstanding amount of such Debt is Fifty Thousand Dollars ($50,000) or less, or (z) in the case where such Debt is of the type covered by Section 8.01(2), such Debt is not more than forty-five (45) days past due), of the Borrower or such Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any of the Debt described in the immediately preceding clause (a), when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (5) the Borrower or any of its Subsidiaries: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, rehabilitation, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver, rehabilitator, liquidator or trustee for all or any substantial part of its property; or (f) shall suffer any such custodianship, receivership, rehabilitation, liquidation or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (6) one or more judgments, decrees or orders for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                  (7) any of the following events shall occur or exist with respect to the Borrower or any of its Subsidiaries or any ERISA Affiliate: (a) any Prohibited Transaction which could subject the Borrower or any of its Subsidiaries, or any entity which they have an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; (b) any Reportable Event shall occur with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings;
(e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization (within the meaning of Section 4241 of ERISA), insolvency (within the meaning of Section 4245 of ERISA), or termination of any Multiemployer Plan; (f) (within the meaning of Section 4241 of ERISA) an accumulated funding deficiency (as defined in Section 302 of ERISA or section 412 of the Code) exists with respect to a Plan, whether or not waived; (g) the imposition of liability to enforce Section 515 of ERISA; (h) the failure of a Plan intended to qualify under Section 401(a) or 401(k) of the Code to so qualify; or (i) a lien arises or a security interest is given in connection with a Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent or any Lender subject the Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000);

                  (8) the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators), shall at any time and for any reason cease: (a) to create a valid and perfected first priority Lien in and to the property purported to be subject to the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators), as the case may be; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators), as the case may be, or the Borrower shall fail to perform any of its obligations under the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators), as the case may be; or any Lien under the Borrower Pledge Agreement or the Borrower Pledge Agreement (Navigators), as the case may be shall at any time and for any reason cease to be a first priority Lien on the property subject to such Lien;

                  (9) Terence N. Deeks shall at any time cease to hold the office of Chief Executive Officer of the Borrower or shall cease to be actively involved in the operation of the Borrower, unless within ninety (90) days of such event the Borrower hires or promotes a Person with the skills and abilities to perform the functions previously performed by Terence N. Deeks, and such Person is approved by the Required Lenders in their sole discretion;

                  (10) Terence N. Deeks shall at any time own, or exercise voting control of, less than thirty-three and one third percent (33 1/3%) of the issued and outstanding voting stock of the Borrower, or any other Person shall at any time own, or exercise voting control of, thirty-three and one third percent (33 1/3%) or more of the issued and outstanding voting stock of the Borrower;

                  (11) if any term or provision of the Counter Indemnity Agreement shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by NCUL, or NCUL shall deny it has any further liability or obligations under such Counter Indemnity Agreement or NCUL shall fail to perform any of its obligations under such Counter Indemnity Agreement;

                  (12) if at any time Navigators or NIC is not rated "A-" or better by A.M. Best;

                  (13) if during any four consecutive Fiscal Quarters the portion of the Consolidated Net Income derived from either

(a) Navigators or (b) the Somerset Companies, Somerset Marine (UK) Limited, and NCUL (taken as a whole) is less than twenty percent (20%) of the total sources of such Consolidated Net Income;

                  (14) if at any time the Borrower or any of its Subsidiaries incurs or becomes subject to action or threatened action of any Governmental Authority, including, without limitation, a fine, penalty, cease and desist order or revocation, suspension or limitation of a License, the effect of which could reasonably be expected to result in a Material Adverse Change; or

                  (15)  there shall occur a Material Adverse Change.

                  Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by notice to the Borrower, (1) declare the Revolving Credit Commitment to be terminated, whereupon the same shall forthwith terminate; (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; (3) require the Borrower to provide Cash Collateral in the aggregate face amount of all outstanding Letters of Credit; (4) exercise any remedies provided in any of the Loan Documents; and/or (5) exercise any remedies provided by Law; provided, however, that upon the occurrence of an Event of Default referred to in Section 10.01(5), the Revolving Credit Commitment shall automatically terminate and the outstanding Notes and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                              ARTICLE XI. THE AGENT

                  Section 11.01. Appointment, Powers and Immunities of the Agent. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Borrower's obligations hereunder or thereunder or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its partners, directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

                  Section 11.02. Reliance by the Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

                  Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall

(subject to Section 11.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided, that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; provided, further, that the Agent shall not be required to take any such action which it determines to be contrary to Law.

                  Section 11.04. Rights of the Agent as a Lender. With respect to its Commitment and the Loans provided by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05. Indemnification of the Agent. Each Lender agrees to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions) and its officers, directors, partners, employees and agents, for such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower are obligated to pay under
Section 12.03) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from (1) the gross negligence or willful misconduct of the Agent or (2) a dispute between or among the Agent and one or more Lenders.

                  Section 11.06. Non-Reliance on the Agent and the other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

                  Section 11.07. Failure of the Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 11.08. Resignation or Removal of the Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders; provided, that the Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  Section 11.09. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

                  Section 11.10. Liability of the Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower to perform its obligations hereunder or under any other Loan Document.

                  Section 11.11. Transfer of Agency Function. Without the consent of the Borrower or any Lender, the Agent may at any time or from time to time transfer its functions as the Agent hereunder to any of its offices wherever located; provided, that the Agent shall promptly notify the Borrower and the Lenders thereof.

                           ARTICLE XII. MISCELLANEOUS

                  Section 12.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

                  Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

                  Section 12.03. Expenses; Indemnification. The Borrower agrees to reimburse the Agent, on demand for all costs, expenses, and charges (including, without limitation, out-of-pocket costs and all reasonable fees and charges of external legal counsel for the Agent, but not the legal fees for internal or external legal counsel of the Lenders) incurred by the Agent, in connection with the preparation of the Loan Documents. The Borrower agrees to reimburse the Agent and each of the Lenders on demand for all costs, expenses, and charges (including, without limitation, out-of-pocket costs and all reasonable fees and charges of internal and external legal counsel for the Agent and each Lender) incurred by the Agent or Lender in connection with the performance, or enforcement of this Agreement, the Notes, or any other Loan Documents. The Borrower agrees to indemnify the Agent and each Lender and their respective directors, officers, partners, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of the Loans or to any violation or alleged violation of any Environmental Law by the Borrower, including, without limitation, the reasonable fees and disbursements of internal and external counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). If any taxes (excluding taxes imposed upon or measured by the net income of any Lender) shall be payable on account of the execution or delivery of this Agreement or the creation of any of the obligations hereunder by reason of any existing federal or state statute, the Borrower will pay all such taxes, including any interest and penalties thereon, and will indemnify and hold the Lenders harmless from and against liability in connection therewith.

                  The Borrower authorizes the Agent to debit any of its accounts maintained with the Agent, any Lender or the Issuing Bank for any fees and expenses owing to the Agent, any Lender or the Issuing Bank under the terms and provisions of this Agreement; provided, however, the Agent shall promptly notify the Borrower in the case of each such debit; provided, further, the Agent's failure to give such notice shall not affect the validity thereof.

                  The obligations of the Borrower under this Section 12.03 shall survive the repayment of the Loans and all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

                  Section 12.04. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Lenders and their respective successors. Neither the Borrower nor the Lenders may assign or transfer their respective rights or obligations hereunder. Except as provided in Section 12.06, none of the Lenders may sell participations in its rights, duties and obligations under this Agreement or any of the other Loan Documents.

                  Section 12.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section 12.05, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed in writing and delivered by hand or confirmed telecopier, and to the Lenders and to the Borrower by written notice delivered by hand, overnight courier service or confirmed telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective upon receipt.

                  Section 12.06. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Lender under this Agreement or any of such Lender's Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided, that such Lender's failure to give such notice shall not affect the validity thereof. Each Lender agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Lender receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid directly to the Agent for disbursement to the Lenders, then such Lender shall immediately purchase for cash from the other Lenders participations in the loans sufficient in amount so that such payment shall effectively be shared pro rata with the other Lenders in accordance with the amount, and to the extent, of their respective interests in all the Loans; provided, however, that, if all or any portion of such payment is thereafter recovered from such Lender at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereon.

                  Section 12.07. Jurisdiction; Immunities. The Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 12.05. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non convenience. The Borrower agrees that any action or proceeding brought against the Agent or any Lender shall be brought only in New York State or United States Federal court sitting in New York County.

                  Nothing in this Section 12.07 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

                  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, and any other Loan Document.

                  Section 12.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  Section 12.09. Counterparts. This agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

                  Section 12.10. Exhibits and Schedules. The Exhibits and Schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  Section 12.11. Table of Contents; Headings. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

                  Section 12.12. Severability. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

                  Section 12.13. Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  Section 12.14. Prior Regulatory Approvals. The parties hereto understand and agree that neither the Agent nor the Lender may exercise control over NIC without prior approval of the New York Insurance Department in accordance with the New York Insurance Law.


                           [INTENTIONALLY LEFT BLANK.]

                  THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            THE NAVIGATORS GROUP, INC.,
                                              as Borrower

                                            By
                                               -------------------------------
                                                Name:
                                                Title:

                                            Address for Notices:
                                            123 William Street
                                            New York, New York 10038
                                            Attention:  Chief Financial Officer
                                            Telecopy No.: (212) 406-3042

                                            per pro BROWN BROTHERS HARRIMAN &
                                            CO., as Lender

                                            By
                                               -------------------------------
                                               Name:

                                            Applicable Lending Office for
                                            Revolving Credit Loans and Address
                                            for Notices:

                                            59 Wall Street
                                            New York, New York 10005
                                            Attention:  Commercial Credit
                                                          Department


                                            NBD BANK, as Lender



                                            By
                                               -------------------------------
                                              Name:
                                              Title:

                                [SIGNATURE PAGE]

                                            Applicable Lending Office for
                                            Revolving Credit Loans and Address
                                            for Notices:

                                            611 Woodward Avenue
                                            Detroit, Michigan 48226
                                            Telecopy No.: (313) 225-2649

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                              as Issuing Bank


                                            By
                                               -------------------------------
                                              Name:
                                              Title:

                                            Applicable Office for Letters of
                                            Credit:

                                            The First National Bank of Chicago
                                            Suite 0236
                                            Chicago, Illinois 60670
                                            Attn: LC Department

                                            Address for Notices:

                                            c/o NBD Bank
                                            611 Woodward Avenue
                                            Detroit, Michigan 48226
                                            Telecopy No.: (313) 225-2649


                                            FIRST UNION NATIONAL BANK OF
                                            NORTH CAROLINA, as Lender

                                            By
                                               -------------------------------
                                               Name:
                                               Title:


                                            Applicable Lending Office for
                                            Revolving Credit Loans and
                                            Addresses for Notices:

                                            One First Union Center
                                            301 South College Street DC-5
                                            Charlotte, North Carolina 28288-0735
                                            Attention: Jay S. Bullock
                                            per pro BROWN BROTHERS HARRIMAN &
                                            CO., as Agent


                                            By
                                               -------------------------------
                                               Name:

                                            Address for Notices:

                                            59 Wall Street
                                            New York, New York 10005
                                            Attention:  Commercial Credit
                                                        Department

                                             Telecopy No.:  (212) 493-7240



                                       92